UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-29643

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

July 21, 2010

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on August 25, 2010, at 3:00 p.m. central time.

Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.  Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important.  Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible.  Voting will ensure your representation at the meeting, if you do not attend in person.  If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,

GRANITE CITY FOOD & BREWERY LTD.

/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 25, 2010

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on August 25, 2010, at 3:00 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                                       To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                                       To consider and vote upon a proposal to amend Article 3 of our Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from 15,000,000 to 90,000,000 and cancel the authorized but unissued Series A Convertible Preferred Stock;

3.                                       To consider and vote upon a proposal to amend our Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 468,290 to 1,125,000 and replace the formula for automatic annual increases with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options;

4.                                       To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 28, 2010; and

5.                                       To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 28, 2010, are entitled to notice of, and to vote at, the meeting.  Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

GRANITE CITY FOOD & BREWERY LTD.

/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

Minneapolis, Minnesota
July 21, 2010

i

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 25, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on August 25, 2010, beginning at 3:00 p.m. central time, at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota.  This proxy statement and accompanying proxy card are being distributed on or about July 21, 2010.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on August 25, 2010

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet.  “Proxy materials” means this proxy statement, our 2009 Annual Report and any amendments or updates to these documents.  Our proxy materials are available on the Internet to the general public at www.gcfb.net/proxy2010.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.                                      The election of seven directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                                      The amendment of Article 3 of our Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from 15,000,000 to 90,000,000 and cancel the authorized but unissued Series A Convertible Preferred Stock;

3.                                      The amendment of our Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 468,290 to 1,125,000 and replace the formula for automatic annual increases with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options; and

4.                                      The ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 28, 2010.

Shareholders will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•                                         FOR the election of each of the nominees for director (see Proposal 1);

•                                         FOR the amendment of Article 3 of our Articles of Incorporation, as amended (see Proposal 2);

•                                         FOR the amendment of our Amended and Restated Equity Incentive Plan (see Proposal 3); and

•                                         FOR the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending December 28, 2010 (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of June 28, 2010, the record date for the meeting, we had                          shares of common stock outstanding.  Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting.  You can vote all the shares that you owned on the record date.  These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.  Shareholders do not have the right to cumulate votes in the election of directors.

Does the way in which I hold my shares affect how I submit my vote?

Yes.  Most shareholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between the voting of shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you.  As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to June 28, 2010, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  Registration and seating will begin at 2:45 p.m.  Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.  If you are a shareholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, or executing and delivering a later dated proxy.  You may also change your vote or revoke your proxy by appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates.  Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention:  Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum.  There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting).  If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.  If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  Assuming the presence of a quorum, the seven persons receiving the highest number of FOR votes will be elected as directors.

Amendment to Articles of Incorporation.  Assuming the presence of a quorum, approval of the amendment to our Articles of Incorporation requires the affirmative vote of the greater of (1) a majority of the voting power of the shares present and entitled to vote, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the shareholders’ meeting.

Other Items.  For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval.  Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account.  You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees.  For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card.  If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR amending Article 3 of our Articles of Incorporation, as amended, FOR the amendment to our Amended and Restated Equity Incentive Plan, and FOR ratification of the appointment of independent auditors for the fiscal year ending December 28, 2010).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement.  If you grant a proxy, either of the proxy holders, Steve J. Wagenheim and James G. Gilbertson, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting.  If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies.  We are soliciting proxies principally by mail.  In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of June 28, 2010, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group.  The percentage of beneficial ownership is based on                          shares outstanding as of June 28, 2010.  As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security.  Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (1)		Percentage of Common Stock (1)
Donald A. Dunham, Jr.(2)	4,775,446	(3)	64.3%
Charles J. Hey(4)	4,687,687	(5)	63.5%
DHW Leasing, L.L.C.(6)	4,666,666		63.4%
Steven J. Wagenheim(7)	192,551	(8)	2.6%
James G. Gilbertson	45,833	(9)	*
Darius H. Gilanfar	16,746	(10)	*
Joel C. Longtin	2,930	(11)	*
Milton D. Avery	0		0
Brian K. Gramm	0		0
David A. Timpe	0		0
All directors and executive officers as a group (10 persons)	5,063,938	(12)	66.6%

*                                         Represents less than one percent.

(1)                                 Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities.  Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of June 28, 2010.

(2)                                 Mr. Dunham may be deemed to be the indirect beneficial owner of the securities held by DHW Leasing, L.L.C. (“DHW”).  The number of shares reported herein as beneficially owned by Mr. Dunham includes the 4,666,666 shares held by DHW.  The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(3)                                 Includes 64,097 shares purchasable upon the exercise of warrants held by Mr. Dunham, Dunham Capital Management, L.L.C. and Dunham Equity Management, L.L.C., two entities controlled by Mr. Dunham.

(4)                                 Mr. Hey may be deemed to be the indirect beneficial owner of the securities held by DHW.  The number of shares reported herein as beneficially owned by Mr. Hey includes the 4,666,666 shares held by DHW.  The address of this shareholder is 1 South Pintail Place, Sioux Falls, SD 57105.

(5)                                 Includes 21,021 shares purchasable upon the exercise of warrants.

(6)                                 DHW has entered into a stock pledge agreement with each of Great Western Bank, CorTrust Bank and Dacotah Bank (collectively, the “Lenders”), each dated October 5, 2009, pursuant to which DHW pledged 2,916,666 shares to Great Western Bank, 1,166,666 shares to CorTrust Bank and 583,333 shares to Dacotah Bank as collateral under its loan arrangements with the Lenders.  Upon a default under such loan arrangements by DHW, the Lenders may exercise control over their respective portion of the shares, including exercising the right to vote and/or dispose of such portion of the shares.  Each Lender has acknowledged and agreed that the pledged shares are subject to our company’s repurchase rights.  In particular, during the first year following the October 2009 closing of the DHW debt conversion transaction, if the average bid price of our common stock for any period of 20 consecutive trading days equals or exceeds $4.28, we will have the right, exercisable on a one-time basis, to repurchase for $0.006 per share an amount of the shares issued to DHW in the debt conversion transaction as would enable DHW to retain such issued shares having a market value of $20 million following such repurchase.  The right may be triggered multiple times during the year, but may only be exercised once.  The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(7)                                 Mr. Wagenheim may be deemed to be the indirect beneficial owner of the securities held by Brewing Ventures LLC.  The number of shares reported herein as beneficially owned by Mr. Wagenheim includes the 96,979 shares held by Brewing Ventures LLC.

(8)                                 Includes 79,998 shares purchasable upon the exercise of options.

(9)                                 Includes 38,333 shares purchasable upon the exercise of options.

(10)                          Includes 16,666 shares purchasable upon the exercise of options.

(11)                          Represents shares purchasable upon the exercise of warrants.

(12)                          Includes 88,048 shares purchasable upon the exercise of warrants and 143,991 shares purchasable upon the exercise of options.  Also includes securities held by DHW and Brewing Ventures LLC.

In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009.  In the transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company’s common stock at a conversion price of approximately $3.24 per share.  As a result, DHW came to beneficially own approximately 63.4% of our common stock, which constituted a change in control of our company.  DHW has entered into a stock pledge agreement pursuant to which DHW has pledged the shares to its Lenders as described in footnote (6) to the above table.  Further detail regarding the debt conversion transaction appears under the caption “Certain Relationships and Related Transactions — Relationships and Transactions with DHW.”

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Seven persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors.  Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified.  There are no familial relationships between any director or officer.  Certain of our directors have interests in certain of our restaurant leases and other transactions with our company and DHW Leasing, L.L.C. (“DHW”).  These relationships and transactions are described in further detail under the caption “Certain Relationships and Related Transactions — Relationships and Transactions with DHW.”

In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009.  In connection with this transaction, Donald A. Dunham, Jr., Joel C. Longtin, Todd W. Hanson and John A. Pesicka (collectively, the “DHW nominees”) became members of our board of directors.  Mr. Pesicka resigned from our board in February 2010.  David A. Timpe joined our board in March 2010 as Mr. Pesicka’s replacement.  Mr. Hanson resigned from our board in June 2010.  Charles J. Hey joined our board in June 2010 as Mr. Hanson’s replacement.  Pursuant to our agreements with DHW, if any of the DHW nominees resign from our board before our 2010 Annual Meeting of Shareholders, DHW may designate a successor director for nomination by our corporate governance and nominating committee and appointment to our board, and our company will use reasonable commercial efforts to cause the committee to recommend such successor to fill such vacancy and to cause our board to elect such successor, all subject to the exercise of the directors’ fiduciary duties to our company.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors.  An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal.  Set forth below is certain information concerning the nominees for the board of directors.  The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Steven J. Wagenheim	56	President, Chief Executive Officer and Director of Granite City	President, Chief Executive Officer and Director	1997
Joel C. Longtin	50	President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC	Chairman of the Board	2009
Donald A. Dunham, Jr.	67	Chairman of the Board, Chief Executive Officer and Founder of The Dunham Company	Director	2009
Charles J. Hey	74	Chairman of the Board of School Bus, Inc.	Director	2010
Milton D. Avery	49	Co-Owner and Managing Partner of Avery Brothers, LLC	Director	2010
Brian K. Gramm	36	Founder and President of Milo Belle Consultants, LLC	Director	2010
David A. Timpe	62	Interim Chief Financial Officer at Avera Sacred Heart Hospital	Director	2010

Business Experience

Steven J. Wagenheim, President, Chief Executive Officer and one of our directors, is also one of our founders.  Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations.  Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota.  Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.  Mr. Wagenheim brings three decades of hospitality industry experience to our board.

Joel C. Longtin became one of our directors in October 2009 upon closing of the debt conversion transaction with DHW.  Mr. Longtin became Chairman of the Board in March 2010.  Since January 2004, Mr. Longtin has been the President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC, both of which are office equipment distribution and leasing companies.  Mr. Longtin served as president of First American Bank in Sioux City, Iowa from November 2001 to January 2004.  Mr. Longtin brings executive management experience in banking, restaurant and franchising industries to our board.

Donald A. Dunham, Jr. became one of our directors in October 2009 upon closing of the debt conversion transaction with DHW.  Since 1982, Mr. Dunham has been the Chairman of the Board, Chief Executive Officer and founder of The Dunham Company, a real estate brokerage company specializing in commercial construction and leasing, property management and land development projects.  Mr. Dunham is a partner in various real estate joint ventures and is currently an owner-manager of various land developments in South Dakota.  Mr. Dunham co-owns DHW with Mr. Hey and, therefore, has interests in certain of our restaurant leases and our company’s other transactions with DHW.  Mr. Dunham brings commercial real estate, leasing, property management and land development experience to our board.

Charles J. Hey became one of our directors in June 2010.  Mr. Hey, who has been in the business of operating school bus contracts since 1962, currently serves as Chairman of the Board of School Bus, Inc., a transportation company.  For a five-year period in the late 1990s, Mr. Hey was a co-owner of Jasper State Bank.  Mr. Hey co-owns DHW with Mr. Dunham and, therefore, has interests in certain of our restaurant leases and our company’s other transactions with DHW.  Mr. Hey brings business and banking experience to our board.

Milton D. Avery became one of our directors in June 2010.  Mr. Avery has been co-owner and managing partner of Avery Brothers, LLC, a family-owned commercial and outdoor sign company, since 1984.  Through his position as managing partner of the outdoor advertising division, he has gained experience working with advertising clients and advertising associations at the national level.  Mr. Avery also serves as a board member of Mercy Medical Center in Sioux City, Iowa.  Mr. Avery brings financial oversight, management, and competitive and strategic analysis experience to our board.

Brian K. Gramm became one of our directors in June 2010.  Mr. Gramm is founder and president of Milo Belle Consultants, LLC, a finance and accounting professional services firm headquartered in

Sioux Falls, South Dakota, a position he has held since October 2003.  From May 2002 to September 2003, Mr. Gramm was a finance manager in the FanBuzz, Inc. division of ShopNBC, Inc., a private label e-commerce and fulfillment center.  From March 2002 to May 2003, he was an adjunct professor at Minnesota School of Business.  From August 1998 to April 2002, Mr. Gramm was a director of finance at Minnesota Hockey Ventures Group DBA Minnesota Wild, NHL.  From June 1997 to August 1998, he was an accounting supervisor at Hoff Jewelers.  From December 1996 to May 1997, Mr. Gramm was an auditor at Gardiner & Company, CPAs.  He is a certified public accountant.  Mr. Gramm brings business consulting, financial analysis, strategic planning, negotiating, oversight and audit experience to our board.

David A. Timpe became one of our directors in March 2010.  Mr. Timpe retired in May 2007 after 37 years as an audit partner at Eide Bailly LLP.  Since his retirement, Mr. Timpe has assisted start-up companies with their accounting and business solutions.  Mr. Timpe currently serves as the Interim Chief Financial Officer at Avera Sacred Heart Hospital, a position he has held since October 2009.  Previously he served as the Interim Chief Financial Officer at Sioux Center Community Hospital and Health Center from January 2009 to August 2009.  Mr. Timpe serves as a manager and the audit committee chairman of Summit Hotel Properties, LLC, and as a director of First Bank & Trust, N.A.  Mr. Timpe brings accounting and financial experience to our board.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law.  The board of directors held 14 meetings in fiscal year 2009.  In addition to meetings of the full board, directors also attended committee meetings.  Each director attended at least 75% of all of the meetings of the board and of those committees on which he served.

Our board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.  In this regard, the board has affirmatively determined that Messrs. Longtin, Avery, Gramm and Timpe are independent directors under that rule.  Our board determined that Mr. Longtin’s membership in, and beneficial interest in, Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. did not prevent it from reaching a determination that Mr. Longtin is independent.  Mr. Wagenheim, our President and Chief Executive Officer, Mr. Dunham, the beneficial owner of approximately 64.3% of our common stock, and Mr. Hey, the beneficial owner of approximately 63.5% of our common stock, are not independent directors.  With respect to persons who served on our board during part or all of the last completed fiscal year, our board previously determined that Messrs. McGowan, Pesicka, Pew, Rowland and Senske were independent directors and that Mr. Hanson, the owner of the Granite City restaurant building in Maple Grove, Minnesota, was not an independent director.

The independent members of the board have regularly scheduled meetings at which only independent directors are present, known as executive sessions.  Our Chairman maintains an active, ongoing and collaborative relationship with our Chief Executive Officer.  He schedules and presides at executive sessions of our independent directors and gives our Chief Executive Officer feedback on the matters discussed.  He participates with our Chief Executive Officer in preparation for board and committee meetings, including suggesting agenda items.  He also provides a supplemental channel for communications between board members and our Chief Executive Officer.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors.  Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules.  Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416.  We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Leadership Structure and Risk Oversight

Our board of directors has determined that having an independent director serve as Chairman of the Board is in the best interests of our shareholders at this time.  We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman provides guidance to the CEO, sets the agenda for board meetings and presides over meetings of the full board.  The structure ensures a greater role for the independent directors in setting agendas and establishing priorities and procedures for the work of the board.

Our board believes that its leadership structure is appropriate for administration of its risk oversight function.  Our board has the primary responsibility for overseeing risk management of our company, and our management provides it with regular reports highlighting risk assessments and recommendations.  Our board delegates its primary responsibility for overseeing risk management within the categories of financial risks, compensation and corporate governance to its key committees.  In particular, our audit committee focuses on oversight of financial risks relating to our company; our compensation committee focuses primarily on risks relating to remuneration of our officers and other employees; and our corporate governance and nominating committee focuses on reputational and corporate governance risks relating to our company.  In addition, the audit committee and the board regularly hold discussions with our officers regarding the risks that may affect our company.

Committees

The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee.  With the exception of the executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.  Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below.  The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit		Compensation		Corporate Governance and Nominating		Executive		Independent Director
Steven J. Wagenheim							X
Joel C. Longtin			X				X	*	X
Donald A. Dunham, Jr.							X
Charles J. Hey
Milton D. Avery	X				X	*	X		X
Brian K. Gramm	X		X	*	X				X
David A. Timpe	X	*	X		X				X

* Denotes committee chairman.

Each of the audit committee, the compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter.  Each such committee regularly reviews and makes recommendations to the board about changes to its charter.  Current copies of the committee charters may be found on our website at www.gcfb.net and are available in print upon written request to our Chief Financial Officer at Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

The audit committee meets throughout the year, with regularly scheduled meetings.  Additional meetings, either by phone or in person, are called when deemed necessary or desirable.  The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed.  The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting.  Committee members receive materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The members of our audit committee are Messrs. Avery, Gramm and Timpe.  Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3.  Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication.  In addition, our board of directors has determined that Messrs. Gramm and Timpe are each audit committee financial experts as such term is defined by Item 407(d)(5) of Regulation S-K.

The audit committee is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company’s financial statements, including the integrity of our company’s financial statements, (2) our company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of our company’s independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company’s annual proxy statement.  The audit committee met nine times during fiscal year 2009.

Audit Committee Report

Our audit committee has:

•                                          reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 29, 2009;

•                                          discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA,

Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•                                          received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. its independence.

Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2009 for filing with the SEC.

/s/ Milton D. Avery
/s/ Brian K. Gramm
/s/ David A. Timpe, Chairman
The Audit Committee

Compensation Committee Matters

The members of the compensation committee are Messrs. Longtin, Gramm and Timpe.  Each member of our compensation committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the Internal Revenue Code.

The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of our company’s executives, producing any required report on executive compensation for inclusion in our company’s annual proxy statement, and overseeing and advising the board on the adoption of policies that govern our company’s compensation programs, including stock and benefit plans.

Compensation Committee Procedures

The compensation committee’s specific duties and responsibilities are to:

•                  Review the philosophy, objectives, structure, cost and administration of our company’s compensation and benefit programs.

•                  Review trends in compensation and benefit programs, and when appropriate oversee and approve, or recommend for the board’s approval, the revision of existing or the development of new compensation and benefit programs.

•                  Annually review and approve for the officers designated as Section 16 officers for purposes of the Exchange Act (collectively the “Section 16 Officers”) all elements of compensation, including base salary, bonuses and incentive compensation.  Approve entry into or modification of employment agreements between our company and any officer and any severance or termination packages with any officer.

•                  Annually approve the goals and objectives for the Section 16 Officers.  Annually evaluate the performance of the Section 16 Officers in light of their approved goals and objectives.  The results of the annual performance evaluations will be considered by the committee in setting base salary and other compensation.  No Section 16 Officer may be present during deliberations or voting concerning his or her compensation.

•                  Review and discuss with the board and the Section 16 Officers succession plans for the Section 16 Officers and the development of other officers and employees.

•                  Review and make recommendations to the board concerning long-term incentive compensation plans, including the use of equity-based plans.  Except as otherwise delegated by the board, the committee will act on behalf of the board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

•                  Review periodic reports from management on matters relating to our company’s personnel appointments and practices.

•                  If required by applicable SEC rules and regulations, produce a committee report for our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

•                  If required by applicable SEC rules and regulations, review and discuss with management the Compensation Discussion and Analysis and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement in compliance with such rules and regulations and relevant listing authority.

•                  Annually review the compensation committee’s charter and recommend to the board any appropriate or necessary revisions.

•                  Annually evaluate the committee’s performance.

The compensation committee met once during fiscal year 2009.  In addition, the committee took action by written consent twice during fiscal year 2009.  Actions taken at a meeting or in writing during fiscal year 2009 included:

•                  Performance review of senior, mid-level and store-level management and corporate team members and the granting of stock options under our Amended and Restated Equity Incentive Plan;

•                  Approval of amendments to executive employment agreements; and

•                  Adoption of a recoupment policy to provide for the recoupment of certain bonuses and incentive or equity-based compensation paid to our executive officers whose fraud or misconduct causes or contributes to a material financial restatement.

The compensation committee has the resources and authority necessary to discharge its duties and responsibilities.  The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve such firms’ fees and other retention terms.  Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

Our Chief Executive Officer and our Chief Financial Officer assist the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers.  For example, Messrs. Wagenheim and Gilbertson assist with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics.  Messrs. Wagenheim and Gilbertson also assist the committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

The members of the corporate governance and nominating committee are Messrs. Avery, Gramm and Timpe.  Each member of our corporate governance and nominating committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.

The corporate governance and nominating committee is responsible for monitoring the implementation, operation and adequacy of our corporate governance guidelines, overseeing the board’s annual reviews of director independence and the board’s performance, overseeing the board’s processes for evaluation of management, identifying, reviewing and evaluating candidates for election as director, advising the board with respect to other matters relating to its governance, and carrying out such other tasks as the board may from time to time delegate to the committee.  The corporate governance and nominating committee met once during fiscal year 2009.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines.  The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.  The committee has not to date paid any third party a fee to assist in the nomination process.

In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009.  In connection with this transaction, Donald A. Dunham, Jr., Joel C. Longtin, Todd W. Hanson and John A. Pesicka became members of our board of directors.  Mr. Pesicka resigned from our board in February 2010.  David A. Timpe joined our board in March 2010 as Mr. Pesicka’s replacement.  Mr. Hanson resigned from our board in June 2010.  Charles J. Hey joined our board in June 2010 as Mr. Hanson’s replacement.  Milton D. Avery and Brian K. Gramm, who joined our board in June 2010, were recommended to our corporate governance and nominating committee by non-management directors.

The committee may consider nominees suggested by directors, management and shareholders.  It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom.  However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance.  Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates.  The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates.  These persons may include members of the board and management.  The committee may also determine to engage a professional search firm.  Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the committee will also evaluate candidates proposed by shareholders.  The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board.  The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

Pursuant to Section 3.3 of our Bylaws, to submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the chairman of the corporate governance and nominating committee, care of the Vice President of Finance and Secretary, at the principal executive office of Granite City Food & Brewery Ltd., not later than 90 days in advance of such meeting:

(1)                                The name and address of the shareholder who intends to make the nomination and of the person recommended as a director candidate;

(2)                                As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock and a representation that the shareholder intends to appear in person or by proxy to make the nomination;

(3)                                A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person, and a description of all arrangements and understandings between the shareholder, the person recommended as a director candidate and any other person(s) pursuant to which the recommendation is being made;

(4)                                All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A; and

(5)                                The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

A copy of our Bylaws may be obtained from Monica A. Underwood, Vice President of Finance and Secretary, by written request to our principal address.

Minimum Qualifications

The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance.  It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications:  personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that:  at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an audit committee financial expert; at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, gender, ethnicity and country of citizenship.

Executive Committee Matters

Our executive committee consists of Messrs. Wagenheim, Dunham, Longtin and Avery. Mr. Longtin is independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market.  Pursuant to our Bylaws, when the board of directors is not in session, the executive committee has all power vested in the board of directors by law, by the Articles of Incorporation, or by the Bylaws.  The executive committee reports at the next regular or special meeting of the board of directors all action which the executive committee may have taken on behalf of the board since the last regular or special meeting of the board of directors.  The executive committee met once and took action by written consent once during fiscal year 2009.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors.  All communications should be addressed to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer.  Communications to individual directors, including our Chairman of the Board, may also be made to such director at our company’s address.  All communications sent to a member of the audit committee or to any individual director will be received directly by such individual and will not be screened or reviewed by any company personnel.  Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

All of our directors are expected to attend the annual meeting of shareholders.  We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting.  All of our directors attended the 2009 annual meeting of shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Standard Compensation Arrangements

Our non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders.  In February 2010, we determined to provide additional compensation to our Chairman of the Board for his extensive involvement in connection with the renegotiation and restructuring of our leases.  These additional services, for which we paid our Chairman $5,000 per month in his capacity as a non-employee director, were rendered for a period of three months.  The chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000.  The chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.  The chairman of our independent transactions committee receives no additional annual retainer.

In addition, non-employee directors also receive automatic awards of stock options for the purchase of 2,500 shares of common stock per year on the anniversary of his election to the board under our Amended and Restated Equity Incentive Plan.  Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term.  In May 2010, our board of directors increased the number of shares under such automatic awards of stock options to 5,000 shares per year.

Director Compensation Table

Compensation of our non-employee directors during 2009 appears in the following table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (a)	Total ($)
Milton D. Avery(b)	0	0	0
Joel C. Longtin	5,750	0	5,750
Donald A. Dunham, Jr.	4,000	0	4,000
Brian K. Gramm(b)	0	0	0
Todd W. Hanson(c)	4,000	0	4,000
Charles J. Hey(b)	0	0	0
Eugene E. McGowan(c)	23,375	3,600	26,975
John A. Pesicka(d)	4,500	0	4,500
Arthur E. Pew III(e)	14,000	5,082	19,082
Dermot F. Rowland(f)	10,250	6,393	16,643
Bruce H. Senske(c)	27,000	5,622	32,622
David A. Timpe(g)	0	0	0

(a)                             Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the year ended December 29, 2009.  Our non-employee directors held the following unexercised options at fiscal year end 2009.  Each such option is exercisable in full on the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Milton D. Avery	0	0	N/A	N/A
Joel C. Longtin	0	0	N/A	N/A
Donald A. Dunham, Jr.	0	0	N/A	N/A
Brian K. Gramm	0	0	N/A	N/A
Todd W. Hanson	0	0	N/A	N/A
Charles J. Hey	0	0	N/A	N/A
Eugene E. McGowan	2,500	0	29.40	1/1/2010
	2,500	0	28.44	1/1/2011
	2,500	0	30.72	1/1/2012
	2,500	0	15.96	1/1/2018
	0	2,500	1.96	1/1/2019
John A. Pesicka	0	0	N/A	N/A
Arthur E. Pew III	2,500	0	30.00	10/5/2010
	2,500	0	24.00	10/5/2010
	2,500	0	27.18	10/5/2010
	2,500	0	7.32	10/5/2010
	0	2,500	2.28	10/5/2010
Dermot F. Rowland	2,500	0	20.46	6/23/2010
	2,500	0	24.96	6/23/2010
	2,500	0	35.79	6/23/2010
	2,500	0	11.52	6/23/2010
	0	2,500	2.88	6/23/2010
Bruce H. Senske	2,500	0	29.82	11/26/2010
	2,500	0	31.44	11/26/2011
	2,500	0	20.04	11/26/2017
	2,500	0	2.34	11/26/2018
	0	2,500	2.52	11/26/2019
David A. Timpe	0	0	N/A	N/A

(b)           Messrs. Avery, Gramm and Hey commenced serving as directors in June 2010.

(c)           Messrs. Hanson, McGowan and Senske resigned from our board in June 2010.

(d)           Mr. Pesicka resigned from our board in February 2010.

(e)           Mr. Pew resigned from our board in October 2009.

(f)            Mr. Rowland ceased serving as a director in June 2009.

(g)           Mr. Timpe commenced serving as a director in March 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2009 and 2008.  Mr. Wagenheim, who also serves as a director, receives no additional compensation for his board service.

				Non-Equity
			Option	Incentive Plan	All Other
Name and		Salary	Awards	Compensation	Compensation	Total
Principal Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)
Steven J. Wagenheim President, Chief Executive Officer and Director	2009	300,000	10,673	0	32,655	343,328
	2008	305,769	0	1,733	82,803	390,305
James G. Gilbertson Chief Financial Officer	2009	225,000	10,673	0	4,200	239,873
	2008	229,327	0	1,160	4,281	234,768
Darius H. Gilanfar Chief Operating Officer	2009	202,860	10,673	0	6,000	219,533
	2008	201,857	57,250	2,072	6,115	267,294

(a)                                    As of June 21, 2010, our named executive officers had the following annual base salaries:  Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Mr. Gilanfar, $202,860.

(b)                                    Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the year ended December 29, 2009.

(c)                                     In late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance.  Had our named executive officers not waived such compensation, they would earned the following amounts under our non-equity incentive compensation plan for 2009 performance:  Mr. Wagenheim ($21,000), Mr. Gilbertson ($28,130) and Mr. Gilanfar ($15,000).  Further information regarding such plan appears below in the subsection captioned “Components of Executive Officer Compensation.”

(d)                                    All other compensation for fiscal year 2009 was as follows:

Name	Car Allowance	Guaranty Fees	Total
Steven J. Wagenheim	7,655	25,000	32,655
James G. Gilbertson	4,200	0	4,200
Darius H. Gilanfar	6,000	0	6,000

Components of Executive Officer Compensation

Base Salary.  Named executive officers receive a base salary to compensate them for services rendered throughout the year.  Base salary is intended to recognize each officer’s responsibilities, role in the organization, experience level, and contributions to the success of our company.  The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

Pursuant to the terms of our employment agreement with our named executive officers, the compensation committee reviews individual performance and base salary level each year.  In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

Stock Option Awards.  The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company’s share value, and to make equity ownership an important component of executive compensation.  Stock option award levels are determined based on market data, and vary based on an individual’s position within our company, time at our company, and contributions to our company’s performance.  Stock options are granted at the closing market price of our common stock on the date of grant and vest over time.  Stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

Annual Incentive Compensation.  Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals in accordance with our non-equity incentive plan.  These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share.  They are based on annual operating budgets established by management and submitted to our board of directors for review.  Annual incentive compensation is paid quarterly in cash.  We weigh financial metrics differently for our named executive officers, depending on the different outcomes we are seeking to incentivize.  Our compensation committee can, at its discretion, adjust awards based on the executive’s individual performance.  Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company’s performance after audited financial results become available.  The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data.  As noted above, in late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance.  The non-equity incentive plan is in effect for our named executive officers for 2010 performance.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with Steven J. Wagenheim, our president and chief executive officer; James G. Gilbertson, our chief financial officer; and Darius H. Gilanfar, our chief operating officer, providing for their employment on an at-will basis.  Each agreement, as amended in June 2010, provides that the executive will have employment through October 6, 2012.  Each executive will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the applicable term, if terminated prior to the end of such term.  Each employment agreement is automatically extended for a one-year term unless either our company or the executive gives at least 60 days’ notice to the other of an intent not to extend.  If we elect not to extend the executive’s employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive’s employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the continuation of base compensation through the end of the applicable term.  The agreements also provide for a base annual salary which may be increased by our board of directors, incentive compensation as determined by our compensation committee from time to time, and participation in our company’s other employee benefit plans.  In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of our company and his employment terminates without cause or for good reason, as defined in the agreement.  Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	4,166	(a)	0	9.90	12/30/2011
	5,000	(b)	0	14.70	2/11/2013
	8,333	(c)	0	21.72	10/24/2013
	25,000	(d)	0	25.86	3/15/2015
	16,666	(e)	0	25.38	2/22/2016
	11,111	(f)	5,555	37.20	4/13/2017
	0	(f)	12,500	1.08	4/02/2019
James G. Gilbertson	2,500	(g)	0	29.82	11/26/2010
	2,500	(g)	0	31.44	11/26/2011
	29,166	(h)	0	20.16	11/29/2017
	0	(f)	12,500	1.08	4/02/2019
Darius H. Gilanfar	8,333	(c)	8,333	25.32	09/24/2017
	1,042	(c)	3,125	11.94	06/17/2018
	1,042	(c)	3,125	10.50	07/24/2018
	0	(f)	12,500	1.08	4/02/2019

(a)                                     This option became exercisable in full on the date of grant.

(b)                                    This option became exercisable for one-fourth of the shares purchasable thereunder on the date of grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(c)                                     This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(d)                                    This option became exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)                                     This option became exercisable in full on December 31, 2006.

(f)                                       This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(g)                                    This option became exercisable in full on the first anniversary of the date of grant.

(h)                                    This option became exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

Potential Payments upon Termination or Change in Control

Upon the termination of a named executive officer or change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event, pursuant to the terms of his employment agreement.  Furthermore, our Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination or a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 29, 2009, and a stock price of $1.98 per share, which was the price of one share of our common stock on such date.

	Steven J. Wagenheim	James G. Gilbertson	Darius H. Gilanfar
Involuntary Termination without Cause or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	300,000	225,000	202,860
Acceleration of Equity Awards	0	0	0
COBRA Continuation Payments	9,858	9,858	9,858
Total:	309,858	234,858	212,718
Involuntary Termination without Cause or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	300,000	225,000	202,860
Acceleration of Equity Awards	11,250	11,250	11,250
COBRA Continuation Payments	9,858	9,858	9,858
Total:	321,108	246,108	223,968

Upon an involuntary termination without cause or a voluntary termination for good reason, the affected executive also would be entitled to receive base compensation through the end of the applicable employment agreement term.  Because the amount of such base compensation is indeterminable, it is not included in the amounts set forth above.  Furthermore, if we elect not to extend the executive’s employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive’s employment, such termination will be deemed to be a termination without cause for purposes of the severance benefits set forth above and the continuation of base compensation through the end of the applicable term.

Amended and Restated Equity Incentive Plan

Our Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.  As noted above, Mr. Wagenheim has a similar provision in his employment agreement.  However, as of December 29, 2009, the exercise price of the outstanding unvested options held by our named executive officers was greater than the stock price on such date.  As a result, the acceleration of vesting would not result in a payment to our named executive officers as of December 29, 2009.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED

Amendment to Articles of Incorporation

By action taken effective May 27, 2010, our board of directors adopted the following resolution, which would increase the total number of shares of common stock we have authority to issue from 15,000,000 to 90,000,000 and cancel the authorized but unissued Series A Convertible Preferred Stock, subject to approval by the shareholders.

RESOLVED, that the first paragraph of Article 3 of the Articles of Incorporation of our company shall be amended to read as follows, subject to shareholder approval:

Authorized Shares:  The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 90,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).  The Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock dated September 30, 2002, creating the rights and preferences of 60,000 shares of Series A Convertible Preferred Stock, none of which are outstanding, is hereby cancelled and the total authorized number of preferred shares which the Corporation shall have the authority to issue shall be the aforesaid 10,000,000 preferred shares.

In 2009, our board of directors approved a one-for-six share combination of our common shares, which became effective on January 13, 2010.  As a result of the share combination, the number of our authorized common shares was reduced from 90,000,000 to 15,000,000, along with a corresponding one-for-six

reduction in the number of outstanding shares.  As of June 28, 2010,                       shares of common stock were issued and outstanding, and                          shares of common stock were reserved for issuance upon exercise or conversion of outstanding derivative securities (including the 575,500 shares underlying stock options granted in May 2010 which are subject to shareholder approval of Proposal No. 3), leaving                          shares of common stock available for future issuance.

Although we have no commitment to issue any additional shares as of the date of this proxy statement, the board believes that it is prudent and desirable to have the additional shares available for future financing or strategic transactions and other general corporate purposes.  The board believes that the availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders’ meeting.  The board may issue shares of our capital stock in such amounts, at such times, for such consideration, and on such terms and conditions as the board shall deem advisable.

The shares would be available for issuance by the board without further shareholder authorization, except as may be required by law or by the rules of any applicable stock exchange on which our common shares may then be listed.  Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.  There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require us to issue any new shares of our common stock, other than shares already reserved for issuance upon the exercise or conversion of derivative securities and possible future grants under the Amended and Restated Equity Incentive Plan discussed in Proposal No. 3 below.

Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of our company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of our company or increasing the voting power of friendly third parties.  The board could authorize the issuance of preferred stock having voting rights per share that are the same or different than the voting rights of our outstanding common shares.

Vote Required

Approval of the amendment to our Articles of Incorporation, as amended, requires the affirmative vote of the greater of (1) a majority of the voting power of the shares present and entitled to vote, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the shareholders’ meeting.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.  The board of directors considers this amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of this amendment.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Overview

The board of directors and our shareholders previously approved the Amended and Restated Equity Incentive Plan.  Through periodic amendments to the plan and annual automatic increases, the total number of shares available for issuance under the plan came to be 468,290 shares.  As of June 28, 2010, we had outstanding options for the purchase of                          shares under the plan with a

weighted average exercise price of $             per share, including the 575,500 shares underlying stock options granted in May 2010 at an exercise price of $2.25 per share which are subject to shareholder approval of the proposed plan amendment.  No shares remain available for future issuance under the plan.

The plan provides for flexible, broad-based incentive compensation in the form of stock-based awards of options, stock appreciation rights, warrants, restricted stock and restricted stock units, stock bonuses, cash bonuses, performance awards, dividend equivalents, and other equity-based awards.  Our shareholders are being asked to approve an amendment to the plan that will increase the number of shares reserved for issuance thereunder from 468,290 to 1,125,000 and replace the formula for automatic annual increases with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options.  The proposed amendment of our plan was approved by the board of directors on June 17, 2010.

Our board of directors believes the proposed amendment is necessary to allow flexibility in making plan awards under the plan to allow us to continue to utilize plan awards to attract, retain, and motivate eligible participants in order to achieve our growth and profitability objectives in the coming years.

Our board of directors strongly encourages our shareholders to vote in favor of the amendment.  The following summarizes the importance of the plan to our growth and future success:

•                                          Our employees are our most valuable asset.  Our ability to grant equity compensation awards is critical to attracting and retaining talented and experienced managers.  Just as we compete everyday to attract customers, we also compete to hire and retain talented people to manage our front-of-the-house and back-of-the-house restaurant operations.  Many of our primary competitors are publicly-held restaurant chains that offer some form of equity award program both to attract and retain employees.

•                                          If the amendment is not approved, we may be at a competitive disadvantage in our ability to retain and continue to attract capable and highly motivated employees.  It would be difficult and costly to motivate and reward employees through cash payments alone.

•                                          Our use of awards under the plan is not limited to executive officers.  In the past three years, stock options have been awarded to 130 non-executive officer employees, including managing and culinary partners at each restaurant as well as corporate department heads.  In May 2010, we made awards to 52 managing and culinary partners of 5,000 shares each and to 15 corporate department heads ranging from 3,500 to 10,000 shares each, contingent upon receiving shareholder approval of the proposed plan amendment.  These May 2010 awards represented approximately 4.8% of our outstanding shares as of June 21, 2010.  When combined with our grant of stock options for the purchase of 75,000 shares to each of the three executive officers named in our Summary Compensation Table above, which also are contingent upon receiving shareholder approval of the proposed plan amendment, the May 2010 awards represented approximately 7.8% of our outstanding shares as of June 21, 2010.

•                                          Further utilization of our plan is essential for our future success.  We believe that stock ownership, together with other incentive programs, encourage our employees to think and operate like owners of our business, thus aligning themselves with the long-term interest of our shareholders.

•                                          Due to significant declines in the value of our shares, outstanding stock options previously awarded to employees may fail to provide the economic incentives we seek to attract and retain valuable employees.  By reason of our stock value declines and a reverse stock split effected in January 2010, holders of options under the plan that were outstanding prior to our May 2010 issuance have no incentive to exercise them and acquire equity ownership when our common stock price levels have been in the range of $             to $             per share based upon closing prices on The NASDAQ Stock Market for the six month period ended June 30, 2010.

A general description of the amendment to the plan is set forth below under “Proposed Plan Amendment.”  This descriptions is qualified in its entirety by reference to the text of the plan, including the proposed amended language which is bold and underlined, which appears at Appendix B to this proxy statement.

Plan Summary

Purpose.  The purpose of the plan is to permit the board of directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of our company.  The board and senior management believe it is in the best interest of the company’s shareholders for officers, employees and certain other persons to own stock in the company and that such ownership enhances the company’s ability to attract highly qualified personnel, strengthens its retention capabilities, and enhances the long-term performance of the company by vesting in participants a proprietary interest in the success of the company and providing certain “performance-based compensation” within the meaning of Section l62(m)(4)(C) of the Internal Revenue Code (the “Code”).

Shares Subject to the Plan.  The maximum aggregate number of shares of stock authorized for issuance under the plan is 468,290 shares.  All of the shares awarded under the plan may be awarded as incentive stock options.  The number of shares of stock so reserved for issuance is subject to the following adjustment:  on January 1st of each year, the aggregate number of shares of stock that may be awarded under the plan automatically increases by the lesser of (i) 13,333 shares of stock or (ii) 2% of our outstanding shares of stock on such date.  The maximum number of incentive stock options that may be awarded out of this annual increase is the lesser of (i) 13,333 shares of stock or (ii) 2% of the outstanding shares of stock on such date.

If any award lapses, expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or cancellation are forfeited or canceled by us, any such shares again become available for issuance under the plan.  Shares are not treated as having been issued under the plan, and therefore do not reduce the number of shares available for grant to the extent an award is settled in cash or shares are withheld in satisfaction of tax withholding obligations.  Appropriate adjustments are made to the shares reserved under the plan, to the other numerical limits on awards described in this proposal and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration.  The plan is administered by the compensation committee of our board of directors.  All awards to participants are granted by the committee which consists of at least two directors, each of whom is both a “non-employee director” within the meaning of Exchange Act Rule 16b-3 and an “outside director” for purposes of Code Section 162(m).  Subject to the provisions of the plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions.  The committee may, subject to certain limitations required by Code Section 162(m) and the express language in the plan that prohibits amending, modifying, extending, canceling or renewing any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award.  The committee may establish rules and policies for administration of the plan and adopt one or more forms of agreement to evidence awards made under the plan.  The committee interprets the plan and any agreement used under the plan, and all determinations of the committee are final and binding on all persons having an interest in the plan or any award issued under the plan.

Eligibility.  All employees of our company or any subsidiary are eligible to receive incentive stock options pursuant to the plan.  All (1) common law employees, prospective employees, or officers of our company, (2) members of our board of directors, (3) consultants and advisors to our company, and (4) employees of any related company or business partner of our company are eligible to receive non-qualified stock options, warrants, restricted stock, restricted stock units, stock appreciation rights, stock awards and performance awards.  As of June 28, 2010, we had approximately                          employees and six non-employee directors who were eligible to receive awards under the plan.

Individual Limit.  No more than 25,000 shares or $750,000 may be issued to any participant in any calendar year for an award intended to be a performance award pursuant to Code Section 162(m).

Stock Options.  The committee may grant non-qualified stock options and incentive stock options within the meaning of Code Section 422, or any combination of these.  Each option granted under the plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan.  The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and any such options must not be exercised after the expiration of five years from the date of grant.  On June 28, 2010, the closing price of our common stock on the Nasdaq Capital Market was $             per share.

The plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the committee; or by any combination of these.  Nevertheless, the committee may restrict the forms of payment permitted in connection with the exercise of any option grant.  Optionees must make adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the optionee’s surrender of a portion of the option shares to our company.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee.  The maximum term of any incentive stock option granted under the plan is ten years, provided, as noted above, that an incentive stock option granted to a ten-percent shareholder must have a term not exceeding five years.

Warrants.  The committee may grant warrants pursuant to the plan.  Each warrant granted under the plan must be evidenced by a written agreement in such form and including such terms as the committee shall from time to time approve.  The exercise price per share of any warrant may not be less than the fair market value of a share of our common stock on the date of grant, except as permitted in connection with the issuance of warrants in a transaction to which Code Section 424(a) applies, and any such warrant must not be exercised after the expiration of ten years from the date of grant.

Stock Appreciation Rights.  The committee may grant stock appreciation rights (“SARs”).  The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant.  Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares.  At the committee’s discretion, it may make payment of a SAR in cash or in shares of common stock of which the fair market value on the exercise date equals the payment amount.  The maximum term of any SAR granted under the plan is ten years.

Restricted Stock and Restricted Stock Units.  Shares of restricted stock and restricted stock units (“RSUs”) are subject to restrictions as the committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the committee may deem appropriate.  The grant or vesting of restricted stock and RSUs may be performance-based or time-based or both.  Restricted stock and RSUs may be “qualified performance-based awards,” as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals.  Except as otherwise determined by the committee, upon a participant’s termination of employment (as determined under criteria established by the committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by us, except that the committee may waive in whole or in part any restrictions with respect to shares of restricted stock or RSUs, other than performance measures within the meaning of Code Section 162(m).

The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant.  During the restriction period, the committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us.  Other than these restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

Except as may be provided by the committee, in the event of a participant’s termination of employment or relationship with the company prior to all of his restricted stock or RSUs becoming vested, or in the event any conditions to the vesting of restricted stock or RSUs have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the award, the shares of restricted stock or RSUs which have not vested shall be forfeited, and the committee may provide that any purchase price paid by the participant be returned to the participant, or a cash payment equal to the fair market value of the restricted stock or RSUs on the date of forfeiture, if lower, be paid to the participant.

Performance Awards.  The committee may grant performance awards to eligible individuals subject to the terms of the plan.  A performance award (1) may take the form of any of the award types available under the plan, (2) may be denominated or payable in cash, shares, other securities, other awards or other property, and (3) will provide the holder with the right to receive payments, in whole or in part, upon the achievement of performance goals established by the committee.  Prior to or at the time of grant, the committee may designate such awards as “qualified performance-based awards” intended to qualify under Code Section 162(m).  The vesting or settlement of such awards will be conditioned upon the attainment of one or more of the performance measures.  These performance measures include, but are not limited to:

• return on equity	• gross margin
• earnings per share	• return on investment
• total earnings	• increase in the fair market value of the stock
• earnings growth	• share price

• return on capital	• net operating profit
• return on assets	• cash flow
• sales growth	• return on investments
• economic value added	• internal rate of return
• earnings before interest and taxes	• increase in net present value or expense targets
• store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense

These performance measures may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries, can be on an absolute or relative basis and can be measured annually or cumulatively over a time period specified in the award agreement.  A “qualified performance-based award” is a grant of an award designated as such by the committee at the time of grant based upon a determination that (1) the recipient is or may be a “covered employee” within the meaning of Code Section 162(m)(3) with respect to such award, and (2) the committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Code Section 162(m).  The committee will specify the performance goals to which any “qualified performance-based award” will be subject.

Stock Bonuses, Dividend Equivalents and Other Stock-Based Awards.  Stock bonuses and other awards that are valued by reference to, or otherwise based upon, our common stock, including without limitation dividend equivalents may also be granted under the plan, either alone or in conjunction with other awards.

Cash Bonuses.  Grants of cash bonuses may be made by the committee in its discretion subject to the terms and provisions of the plan.  Cash bonuses shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award.  Cash bonuses shall be paid solely in cash.

Transferability of Awards.  Awards are non-transferable other than by will or the laws of descent and distribution.  Awards may be exercised only by the initial holder, a guardian if state law permits, and upon death of the optionee, by his legal representative or beneficiary.

Anti-dilution Provisions.  In the event of a corporate transaction involving our company, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the committee will adjust or substitute awards to preserve the benefits or potential benefits of the awards.  Actions by the committee may include (1) adjustment of the number and kind of shares which may be delivered under the plan, (2) adjustment of the number and kind of shares subject to outstanding awards, (3) adjustment of the exercise price of outstanding options, and (4) any other adjustments that the committee determines to be appropriate.

Change in Control.  In the event of a change in control (as defined in the plan), and provided that an award agreement does not include contrary provisions and the awards are not assumed or substituted by the acquirer; awards will become exercisable and nonforfeitable, as follows:  (1) any options, SARs and warrants outstanding as of the date of such change in control which are not then exercisable and vested, will become fully exercisable and vested; (2) the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; and (3) all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the committee.  All restrictions on other awards will similarly lapse and such awards will become free of all restrictions and fully vested.

Suspension or Cancellation for Cause.  If the committee reasonably believes that a participant has committed an act of misconduct which may constitute cause (as defined in the plan), the committee may suspend the participant’s right to exercise any rights under an award pending a determination by the committee.  If the participants’ employment is terminated for cause, then the committee will have the right to cancel any awards granted to the participant under the plan.

Forfeiture for Financial Reporting Misconduct.  If the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or the participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the company the amount of any payment in settlement of an award, and the income realized by a participant in connection with any other stock based award, earned or accrued during the 12-month period following the first public issuance or filing with the SEC (which ever just occurred) of the financial document embodying such financial reporting requirement.

Right of Recapture.  If the committee determines that the company has been harmed by a participant, whether such harm results in the participant’s termination of employment for cause or results from any activity of the participant in competition with any activity of the company, or otherwise prejudicial, contrary or harmful to the interests of the company, then any gain realized by the participant from the realization event shall be paid by the participant to the company.  The gain will be determined as of the date of the realization event.  The company has the right to offset such gain against any amounts otherwise owed to the participant from the company.

Compliance with Code Section 409A.  Notwithstanding anything herein to the contrary, any award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a participant holding such award.

Amendments and Termination.  Our board of directors may amend, alter, suspend, discontinue or terminate the plan at any time and from time to time, but without the approval of our shareholders, no amendment, alteration, suspension, discontinuation or termination may be made that would (1) increase the number of shares that may be issued under the plan; (2) permit granting of options at less than the market price of our stock; (3) permit the repricing of outstanding options; (4) amend the maximum shares set forth that may be granted as options, SARs, restricted stock, RSUs, stock bonus or other awards; (v)  change the class of persons eligible to participate in the plan; or (6) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.

Term of the Plan.  The term of the plan shall be unlimited in duration.  However, no incentive stock options may be granted under the plan on a date that is more than ten years from the earlier of (1) the effective date of the plan, or (2) the date the plan is approved by our shareholders.  Further, the plan may be terminated at any time, provided that such termination will not adversely affect awards then outstanding.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the plan which would increase the number of shares reserved for issuance under the plan by 656,710 from 468,290 to 1,125,000, any of which can be issued as incentive stock options.  The amendment further provides that the formula for automatic annual increases in the maximum aggregate number of shares of stock that may be awarded under the plan will be replaced with fixed annual increases of 150,000 shares, any of which can be issued as incentive stock options.  The text of the plan, including the proposed amended language which is bold and underlined, is attached as Appendix B to this proxy statement.  If our shareholders do not approve this proposal, the number of shares reserved for issuance under the plan will continue to increase automatically every January 1 as provided therein, namely by the lesser of 13,333 shares of stock or 2% of the outstanding shares of stock on such date.  The board believes that this amendment will advance the interests of our company and our shareholders by continuing to provide incentives to eligible participants and facilitating an increase in the proprietary interests of such persons in our company.

Federal Income Tax Consequences

Incentive Stock Options.  Under present law, an optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax.  Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15% for tax years through 2010.  Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.  If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the fair market value of the stock when the option was exercised and the exercise price.  Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.  Any recognized ordinary income or gain will not be subject to tax withholding by our company.  Unless limited by Code Section 162(m), our company is entitled to a deduction in the same amount and at the time as the optionee recognizes ordinary income.

Non-qualified Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option.  Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.  Any taxable income recognized in connection with an option exercise by an employee of our company is subject to tax withholding by our company.  The applicable withholding rate for income realized upon exercise of non-qualified stock options is 25% for income realized below $1 million and 35% for the excess income over $1 million.  Unless limited by Code Section 162(m), our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.  Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as a long-term or short-term capital gain or loss, depending on the holding period.  Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15% for tax years through 2010 (lower rates may apply depending upon when the shares are acquired and the applicable income tax bracket of the taxpayer).  Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock and RSUs.  Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture.  A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. Because a restricted stock award is subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted.  Instead the recipient will recognize ordinary income on the earlier of (1) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (2) when the restricted stock becomes transferable.  The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock is no longer subject to a substantial risk of forfeiture.  The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by our company. Unless limited by Code Section 162(m), our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Dividend Equivalents and Other Awards.  Other types of awards granted under the plan, whether distributed in stock or cash, will be treated as ordinary income at the time and to the extent the awards vest and restrictions on them lapse.  At such time, the recipient will be subject to income tax on such awards at ordinary income rates, as described above, unless the recipient has made a Code Section 83(b) election at the time of the grant.  In the year the award is taxable to the participant, we will take a deduction for the amount reported as ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million.  Code Section 162(m) generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under a program) by a public company to a “covered employee” (i.e., the Chief Executive Officer and the other executive officers who are most highly compensated) to no more than $1 million.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and other awards under the plan.  This summary does not purport to be complete and does not discuss tax consequences arising in the context of the optionee’s or recipient’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s or recipient’s income or gain may be taxable.

New Plan Benefits

The following table sets forth the awards that have been granted by our compensation committee under our Amended and Restated Equity Incentive Plan, subject to shareholder approval of the proposed plan amendment.  The amounts set forth in the following table represent only those grants known to our company as of June 21, 2010.  The future grant of awards under our Amended and Restated Equity Incentive Plan is entirely within the discretion of our board of directors and our compensation committee, and we cannot forecast the extent to which such grants that will be made in the future.

Amended and Restated Equity Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares
Steven J. Wagenheim	$149,978	75,000
President, Chief Executive Officer and Director
James G. Gilbertson	$149,978	75,000
Chief Financial Officer
Darius H. Gilanfar	$149,978	75,000
Chief Operating Officer
Executive Group	$449,934	225,000
Non-Executive Director Group	(2)	30,000
Non-Executive Officer Employee Group	$700,895	350,500

(1)                                 Amounts in this column represent the grant date fair value of the stock option awards, as computed in accordance with FASB ASC Topic 718.

(2)                                 Indeterminable.

The number of shares set forth above includes (1) our May 2010 award of options for the purchase of an aggregate of 575,500 shares of common stock at an exercise price of $2.25 per share to 52 managing and culinary partners, 15 corporate department heads and three executive officers named in our Summary Compensation Table above, contingent upon approval by our shareholders of the proposed plan amendment, and (2) our annual award of options for the purchase of 5,000 shares to each of our non-employee directors.

Vote Required

The affirmative vote of holders of a majority of the voting securities present in person or represented by proxy at the annual meeting is required to approve this amendment.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.  The board of directors considers approval of this amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of this amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal year 2009 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	385,687		$16.18	88,679	(1)
Equity compensation plans not approved by security holders	372,912	(2)	$6.15	0
Total	758,599		$11.25	88,679

(1)                                 Represents shares remaining available for future issuance under our Amended and Restated Equity Incentive Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the Amended and Restated Equity Incentive Plan automatically increases by the lesser of (a) 13,333 shares of stock or (b) 2.0% of the outstanding shares of stock on such date.  As a result, an additional 13,333 shares (not shown above) became available for future issuance under our Amended and Restated Equity Incentive Plan as of January 1, 2010.

(2)                           Represents (a) an aggregate of 4,166 shares of common stock underlying ten-year options exercisable at $9.90 per share issued on December 27, 2001, to an executive officer who also serves as a director; (b) an aggregate of 3,333 shares of common stock underlying ten-year options exercisable at $14.70 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 110,956 shares of common stock underlying five-year warrants exercisable at $16.24 per share issued on October 21, 2005; (d) an aggregate of 201,125 shares of common stock underlying five-year warrants exercisable at a weighted average per-share price of $1.60 issued between February 7, 2009 and August 25, 2009 to certain of our landlords; and (e) an aggregate of 53,332 shares of common stock underlying five-year warrants exercisable at $1.52 per share issued on March 30, 2009.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 28, 2010.  A proposal to ratify that appointment will be presented to shareholders at the meeting.  If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants.  Representatives of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. provided audit and non-audit services to us in fiscal years 2009 and 2008, the aggregate fees and expenses of which are shown below.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years 2009 and 2008.

	Year Ended
	December 29, 2009	December 30, 2008

Audit fees (1)	$131,187	$121,012
Audit-related fees (2)	24,548	13,375
Tax fees (3)	20,740	21,460
Total Fees	$176,475	$155,847

(1)           Audit fees consist of fees for the audit of our company’s financial statements and review of financial statements included in our company’s quarterly reports.  Audit fees for 2009 included assistance with SEC comment letters, Form S-3 and other regulatory filings.

(2)           Audit-related fees primarily include the audit of our company’s 401(k) plan.  Included in 2009 were costs related to the review of lease modifications.

(3)           Tax fees consist of fees for the preparation of federal and state income tax returns.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee.  The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting.  Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting.  Before granting any approval, the audit committee (or a committee member, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm.  The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in fiscal year 2009.

Recommendation

The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 28, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company’s common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, compensation paid to directors, and the guaranty fees we pay to Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, as described below. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be reviewed and approved or disapproved by our audit committee pursuant to the foregoing policy.

Relationships and Transactions with DHW

Relationships

As a result of the October 2009 debt conversion transaction by and between us and DHW Leasing, L.L.C. (“DHW”), DHW became the beneficial owner of approximately 63.4% of our common stock.  DHW has historically been our primary source of financing for furniture, fixtures and equipment.

The original members of DHW were Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim.  We have historically treated DHW as a related person because Mr. Wagenheim, our President, Chief Executive Officer and a director, held a 10.2% voting interest in DHW and had agreed to personally guarantee 20% of DHW’s indebtedness to its lenders, for which we did not compensate Mr. Wagenheim.  Mr. Wagenheim was prohibited from receiving any distribution of cash or allocation of profit or loss from DHW.  Mr. Wagenheim’s interest in DHW was fully redeemed in September 2009.  As a result, Mr. Wagenheim is no longer obligated to guaranty any of DHW’s obligations to banks and has no interest of any kind in DHW.  Mr. Wagenheim was not entitled to receive any of the shares of common stock we issued to DHW in the October 2009 debt conversion transaction.

Mr. Dunham, one of the two remaining principals of DHW, and the sole member of Dunham Capital Management, LLC (“DCM”) and 70% owner of Dunham Equity Management, LLC (“DEM”), became one of our directors in October 2009 upon closing of the debt conversion transaction.  DHW, DCM and DEM are collectively referred to herein as the “Dunham Entities.”  As of June 21, 2010, Mr. Dunham beneficially owned approximately 64.3% of our common stock, including the shares held by DHW.  Mr. Hey, the other remaining principal of DHW, became one of our directors in June 2010 upon the resignation of Todd W. Hanson, who was appointed to our board in October 2009 upon the closing of the debt conversion transaction.  As of June 21, 2010, Mr. Hey beneficially owned approximately 63.5% of our common stock, including the shares held by DHW.

DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company.  Mr. Dunham, as an individual, also owns a limited partnership interest in one of the limited partnerships that own real estate leased to our company.  In particular, Mr. Dunham holds interests, directly and indirectly, in the leases of 18 of our restaurants, as follows:

	Location/Address	Owner/ Landlord Name	General Partner	Dunham Percentage	Annual Rent
1	Granite City - Des Moines, IA 12801 University Ave., Clive, IA	GC Des Moines LP	DEM	21.20%	$294,000
2	Granite City - Davenport, IA 5280 Utica Road, Davenport, IA	GC Cedar Rapids/Davenport LP	DEM	7%	$341,250
3	Granite City - Lincoln, NE 6150 “O” Street, Lincoln, NE	GC Lincoln LP	DEM	7%	$168,000	(1)
4	Granite City - Wichita, KS 2244 N. Webb Road, Wichita, KS	GC Wichita LP	DCM	13.43%	$336,000
5	Granite City - Eagan, MN 3330 Pilot Knob Road, Eagan, MN	GC Eagan LP	DEM	17.42%	$396,375
6	Granite City - Zona Rosa, MO 8461 Prairie View Road, Kansas City, MO	GC Holdings LP	DEM	17.71%	$446,250
7	Granite City - Olathe, KS 15085 W. 119th Street, Olathe, KS	GC Olathe LP	DEM	14.61%	$414,750
8	Granite City - Omaha, NE 1001 N. 102nd Street, Omaha, NE	GC Omaha LP	DEM	37%	$220,500	(1)
9	Granite City – Rosedale, MN 10 Rosedale Center, Roseville, MN	GC Rosedale, LLC	Single member LLC (2)	100%	$115,500	(1)

	Location/Address	Owner/ Landlord Name	General Partner	Dunham Percentage	Annual Rent
10	Granite City – Creve Coeur, MO 11411 Olive Street Rd., St. Louis, MO	DCM	Single member LLC	100%	$150,000	(1)
11	Granite City – Fort Wayne, IN 3809 Coldwater Road, Fort Wayne, IN	DCM	Single member LLC	100%	$166,500	(1)
12	Granite City – West Towne 66 West Towne Mall, Madison, WI	DCM	Single member LLC	100%	$78,511	(1)
13	Granite City – Maumee, OH 2300 Village Drive West, #130, Maumee, OH	DCM	Single member LLC	100%	$165,000	(1)
14	Granite City – Cherryvale – Rockford, IL 7140 Harrison Ave, Rockford, IL	DCM	Single member LLC	100%	$180,000	(1)
15	Granite City – Rogers, AR 2203 Promenade Blvd, Rogers, AR	DCM	Single member LLC	100%	$165,000	(1)
16	Granite City – South Bend, IN University Park Mall, South Bend, IN	DCM	Single member LLC	100%	$150,712	(1)
17	Granite City – Indianapolis, IN 150 West 96th Street, Carmel, IN	DCM	Single member LLC	100%	$175,665	(1)
18	Granite City – East Peoria, IL 230 Conference Center Drive, E. Peoria, IL	GC Peoria, LLC	N/A	(3)	$468,300

(1)           A Dunham entity is a party to a land lease for this location.  Rent due to the land lease landlord is generally paid by our company to the Dunham entity, under the applicable agreement, and then paid by the Dunham entity to the land lease landlord.  These amounts are not included in the annual rent presented herein.

(2)           Mr. Dunham owns 100% of GC Rosedale, LLC.

(3)           Peoria Holdings, LP owns 50% of GC Peoria, LLC.  DEM is the general partner of and owns 10% of Peoria Holdings, LP.  Mr. Dunham owns a 12.86% limited partnership interest in Peoria Holdings, LP.

Equipment Lease Commitment

In December 2007, we entered into an Equipment Lease Commitment with DHW relating to the lease of furniture, fixtures and equipment for our restaurants.  Under the terms of the Equipment Lease Commitment, DHW agreed to purchase and lease to us equipment costing up to $16 million.  Each five-year lease was for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant, and had an interest rate equal to the DHW bank base rate plus 4.8%.  Our company and DHW agreed upon a form of master equipment lease that provided, among other things, for a lease fee equal to

0.25% of the principal amount financed upon origination of each equipment lease. We had the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease.

While the Equipment Lease Commitment was outstanding, DHW purchased and leased to us equipment costing an aggregate of $16 million.  The value of the equipment financed at each restaurant was approximately $1 million, and the annual interest rate on each lease ranged from 10.3% to 12.3%.  As part of the October 2009 debt conversion transaction described below, the aggregate balance then outstanding on these leases of approximately $15 million was extinguished through the issuance of 4,666,666 shares of common stock and DHW conveyed to us all of the furniture, fixtures and equipment subject to financing lease arrangements between DHW and our company.

Rent and Cash Flow Reductions

In February 2009, we entered into a master agreement with the Dunham Entities to provide rent or other cash flow reductions to our company in the amount of $2.5 million for the calendar year 2009 and $1.5 million for calendar year 2010 (the “Master Agreement”).  At the time of entering into the Master Agreement, DCM had an ownership interest in 16 of our restaurants.  The Master Agreement provided that DCM would amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions.  We agreed to deem rent reductions received from non-Dunham landlords to be part of the above-referenced aggregate rent reductions for 2009 and 2010.  As a part of the Master Agreement, DCM also agreed to amend its leases with us that were treated as capital leases for accounting purposes by reducing their terms to periods which would thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.

As part of the October 2009 debt conversion transaction described below, the parties entered into an amendment to the Master Agreement, under which the Dunham Entities agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million in 2010 (rather than the above-referenced $1.5 million), and the Dunham Entities and the other entities who hold our leases who are affiliated with Dunham (the “Dunham landlords”) amended their building leases.  The amended terms were effective January 1, 2009, and in most cases the expiration date of the lease is December 31, 2018.  We have determined that ten of the amended leases (including Rogers, Arkansas) qualify as operating leases and seven will remain capital leases.  As a result of these amendments, we removed approximately $20 million of assets and $22 million of liabilities from our balance sheet.  The resulting gain will be recognized over the life of the amended leases.

We also agreed to the following additional provisions:  to provide DCM with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow DCM, for a period of two years or such earlier time that the Master Agreement shall have been terminated, to appoint a board observer who will have the right to attend board meetings; to provide for a Chairman of the Board who is an independent director; to confirm our obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of DCM, with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we will pledge to DCM the liquor license owned by us for such restaurant locations.  Reimbursement of costs related to the Rogers, Arkansas and Troy, Michigan sites will be amortized and payable to DCM over a 60-month period commencing January 2011, at a 6% annual interest rate.  Such reimbursement includes the carrying cost of the related land until its disposal.

In consideration of the agreements of DCM provided in the Master Agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.584 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the Master Agreement.

Debt Conversion

In October 2009, we completed a debt conversion transaction (the “Transaction”) with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009.  In the Transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company’s common stock at a conversion price of approximately $3.24 per share.  We obtained a waiver under the financial viability exception from NASDAQ to its shareholder approval requirements, so the Transaction was not subject to approval by our shareholders.  The Transaction was approved, however, by a special committee of our company’s independent directors, by our board of directors, and by our audit committee.  As a result, DHW came to beneficially own approximately 63.4% of our common stock, which constituted a change in control of our company.  Because of this change in control, our use of federal net operating loss carryforwards to offset future taxable income will be limited.

During the first year following closing, if the average bid price of our common stock for any period of 20 consecutive trading days equals or exceeds $4.28, we will have the right, exercisable on a one-time basis, to repurchase for $.006 per share an amount of the shares issued to DHW in the Transaction as would enable DHW to retain such issued shares having a market value of $20 million following such repurchase.  The right may be triggered multiple times during the year, but may only be exercised once.  If we were to exercise this right, such exercise would be considered an equity transaction reported as a reduction of shareholders’ equity.

In connection with the closing of the Transaction, we entered into a number of ancillary agreements with DHW.  In addition to the amendment to the Master Agreement discussed above, a Master Amendment to Leases was entered into by and among our company and the Dunham landlords.  Under the Master Amendment to Leases, the Dunham landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham landlords.  In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham landlords, rent has been deferred for one month.  The deferred rents must be repaid upon the first to occur of (a) our completing a debt or equity financing in the amount of $2 million or (b) October 5, 2010.  The monthly accrued and deferred rent is approximately $73,000 per month.  In addition, the Dunham landlords waived any defaults or events of default existing under the leases as of October 5, 2009.

In addition, in connection with the Transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provided that each will have employment through October 5, 2010, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term.  The employment agreements are automatically extended for one-year terms unless either our company or the executive gives at least 60 days’ notice to the other of an intent not to extend.  In addition, Mr. Wagenheim’s employment agreement was amended to reduce his severance benefit from 18 months to 12 months.  In June 2010, such employment agreements were further amended as described above under the caption “Executive Compensation.”

We also entered into a Registration Rights Agreement with DHW under which we granted DHW certain registration rights with respect to the shares that DHW received in the Transaction.  Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering

777,777 of DHW’s shares within 90 days of the closing date, and agreed, upon request by DHW and if DHW has sold the shares previously registered, to file registration statements covering 777,777 additional shares each six months thereafter.  Under the Registration Rights Agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement after October 5, 2012.  The first of such resale registration statements became effective in February 2010.

In connection with the Transaction, the DHW nominees became members of our board of directors.  Mr. Pesicka resigned from our board in February 2010.  David A. Timpe joined our board in March 2010 as Mr. Pesicka’s replacement.  Mr. Hanson resigned from our board in June 2010.  Charles J. Hey joined our board in June 2010 as Mr. Hanson’s replacement.  Pursuant to our agreements with DHW, if any of the DHW nominees resign from our board before our 2010 Annual Meeting of Shareholders, DHW may designate a successor director for nomination by our corporate governance and nominating committee and appointment to our board, and our company will use reasonable commercial efforts to cause the committee to recommend such successor to fill such vacancy and to cause our board to elect such successor, all subject to the exercise of the directors’ fiduciary duties to our company.

In connection with the Transaction we also entered into an amendment to the bridge loan agreement with Harmony (described below) which deferred the October 1, 2009 interest payment, modified the minimum net consolidated revenue covenant for the quarters ending September 29, 2009 and December 29, 2009, and waived any participation rights in the Transaction.

Relationships and Transactions with Harmony

In March 2009, we entered into a bridge loan agreement with a group of accredited investors to provide $1 million of partially convertible debt financing.  The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, “Harmony”).  Eugene E. McGowan, who served as one of our directors from January 2003 to June 2010, is a member of and has a beneficial interest in both of the Harmony funds.  The bridge loan was funded to the extent of $800,000 on March 30, 2009, with the balance of the bridge loan originally to be funded by April 30, 2009.  The closing date on the remainder of the amount committed was extended by successive amendments through December 16, 2009.  An amendment dated December 16, 2009, provided, among other things, that the amount to be loaned under the bridge loan agreement would be decreased to $800,000.  The bridge loan is evidenced by notes bearing interest at 9% per annum.  Pursuant to the amendment dated December 16, 2009, payment of principal and interest were restructured as follows.  The principal amount outstanding under the loans is payable as follows:  (i) six installments of $9,000 each are payable on January 1, 2010, and on the first day of each month thereafter including June 1, 2010; (ii) the remaining principal amount outstanding is payable in 12 equal monthly installments commencing on January 1, 2011 and on the first day of each month thereafter, with the final installment of any unpaid principal due on December 1, 2011.  Interest accrued is treated as follows:  (i) accrued and unpaid interest is added to the principal amount outstanding under the loans on July 1, 2009, October 1, 2009 and January 1, 2010; (ii) accrued interest is payable quarterly in arrears on April 1, 2010, October 1, 2010 and January 1, 2011; and (iii) accrued interest is payable monthly in arrears commencing on February 1, 2011 and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on December 1, 2011 with the final payment of principal.

Mr. McGowan’s interest in the transaction is through a family partnership which owns a 10% interest in Harmony Equity Income Fund, L.L.C., one-half of which is beneficially owned by Mr. McGowan.  The extent of Mr. McGowan’s interest in Harmony Equity Income Fund II, L.L.C. has not been determined.  The Harmony funds are managed by McGowan Capital Group, which is owned by Mr. McGowan. Mr. McGowan who also has a 20% carried interest in the Harmony funds, which is a profits-

only interest.  Mr. McGowan has estimated his interest in the investments made by the Harmony funds in our company at $50,000 as of the date of the investment.  In addition, Joel C. Longtin, our Chairman of the Board, is a 5% member and on the board of directors of the McGowan Capital Group and is an officer and investor in the Harmony funds.

The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles, relating to our Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant.  The notes may be prepaid upon 30 days prior notice without premium or penalty.  The notes must also be paid if our company receives $4 million or more of proceeds from the sale of equity securities or securities convertible into equity securities.  The notes must also be repaid in the event we default under the terms and conditions of the bridge loan, including the financial covenants set forth therein.  Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of our company, as provided in the bridge loan agreement.  We have also agreed to (1) limitations on our ability to create liens against our property, other than in the ordinary course of business, (2) limitations on liens against the Sioux Falls, South Dakota restaurant which serves as collateral for the loan and (3) limitations on certain investments and indebtedness.  The bridge loan provides for customary events of default which would give the investors the right to accelerate our indebtedness under the notes, including an adverse event affecting the Sioux Falls, South Dakota restaurant.

Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $3.00 per share.  In addition, we issued to the investors warrants for the purchase of an aggregate of 53,332 shares of common stock exercisable six months after the date of issuance at a price of $1.516 per share, or 110% of the closing price of our common stock on March 30, 2009.  The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof.  We also agreed that if our company had proposed to issue new securities in excess of 1% of its outstanding shares prior to May 1, 2010, subject to the exceptions noted below, we would have given the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to our outstanding common stock as of March 30, 2009.  The participation right, which has since expired, was not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions and options, warrants and other rights to purchase securities.  We have also granted the investors certain rights to require us to register common stock acquired by them upon conversion of the notes or exercise of the warrants under the Securities Act on Form S-3 or include such shares in certain company registrations under the Securities Act, at our expense.  Such securities were registered for resale pursuant to a registration statement that became effective in February 2010.

Real Estate Interests of Other Directors

Todd W. Hanson, who served as one of our directors from October 2009 to June 2010, is the owner of the Granite City restaurant building in Maple Grove, Minnesota.  The annual base rent is $367,500, but Mr. Hanson has agreed to reduce the annual rent for each of the next two years to $307,500.  Mr. Hanson also owns, through H.O. Holdings—Granite Valley, L.L.P., a 15% limited partnership interest in the GC Omaha Limited Partnership, which holds the lease of Granite City’s Omaha, Nebraska location.  The limited partnership made distributions in the amount of $2,025 and $6,150 to H.O. Holdings—Granite Valley, L.L.P. in 2009 and 2008, respectively.

Joel C. Longtin, our Chairman of the Board, holds a limited partnership interest in the GC Des Moines Limited Partnership, the partnership which holds the lease of our Des Moines, Iowa restaurant.

Mr. Longtin received, directly and indirectly, an aggregate of $3,286 and $12,508 in distributions based on this interest in 2009 and 2008, respectively.  John A. Pesicka, one of our former directors, also holds such a limited partnership interest and received the same distributions.  Mr. Longtin also holds a limited partnership interest in the GC Holdings Limited Partnership, the partnership which holds the lease of our Zona Rosa, Kansas restaurant.  Mr. Longtin received, directly and indirectly, an aggregate of $1,001 and $3,962 in distributions based on this interest during 2009 and 2008, respectively.

John A. Pesicka, who served as one of our directors from October 2009 to February 2010, holds a limited partnership interest in the GC Lincoln Limited Partnership, the partnership which holds the lease of our Lincoln, Nebraska restaurant.  Mr. Pesicka received, directly and indirectly, an aggregate of $810 and $3,128 in distributions based on this interest during 2009 and 2008, respectively.

Personal Guaranties

Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, has personally guaranteed certain of our leases and loan agreements.  Our board of directors has agreed to compensate Mr. Wagenheim for his personal guaranties of equipment loans entered into in August 2003 and January 2004, and equipment leases entered into under our August 2006 lease financing agreement with Carlton Financial Corporation.  The amount of annual compensation for each of these guaranties is 3% of the balance of the obligation and is calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period.  During 2009 and 2008, we recorded $56,880 and $91,692 of such compensation in general and administrative expense, respectively, and paid $25,000 and $75,000 of such compensation, respectively.

Consulting Services

Darius H. Gilanfar, one of our named executive officers, is married to Heidi Martin Gilanfar, who serves as a human resources/marketing consultant to our company.  We paid Ms. Gilanfar $140,800 and $143,895 for such services in 2009 and 2008, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports.  To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than March 23, 2011.  All proposals must conform to the rules and regulations of the SEC.  Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after June 6, 2011, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 29, 2009, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card.  We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to Monica A. Underwood, Vice President of Finance and Secretary, at our principal address.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement.  However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

Sincerely,

GRANITE CITY FOOD & BREWERY LTD.

/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer
Minneapolis, Minnesota
July 21, 2010

APPENDIX A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

GRANITE CITY FOOD & BREWERY LTD.

The undersigned, Steve J. Wagenheim, Chief Executive Officer of Granite City Food & Brewery Ltd, a Minnesota corporation (the “Corporation”) with the purpose of amending the Corporation’s Articles of Incorporation under the provisions of Minnesota Statutes Sections 302A.135 and 302A.139, hereby certifies that:

1.             The name of the corporation is Granite City Food & Brewery Ltd.

2.             The following amended Article 3 of the Articles of Incorporation of the Corporation has been adopted by the shareholders of the Corporation:

ARTICLE 3

Authorized Shares:  The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 90,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).  The Certificate of Designation of Rights and Preferences dated September 30, 2002, creating the rights and preferences of 60,000 shares of Series A Convertible Preferred Stock, none of which are outstanding, is hereby cancelled and the total authorized number of preferred shares which the Corporation shall have the authority to issue shall be the aforesaid 10,000,000 preferred shares.

3.1           The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series.  Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof.  Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2           Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to

A-1

vote, on a noncumulative basis, for the election and removal of directors and for all other purposes.  Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3           The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4           The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5           The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.             The amendment was adopted pursuant to Chapter 302A of Minnesota Statutes.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed this          day of August 2010.

Granite City Food & Brewery Ltd.

Steven J. Wagenheim
Chief Executive Officer

A-2

APPENDIX B

GRANITE CITY FOOD & BREWERY LTD.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective Date June 17, 2010)

1.             Purpose of the Plan

The purpose of the Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan is to permit the Board of Directors to develop and implement a variety of stock and cash-based compensation programs based on the changing needs of the Company.  The Board of Directors and senior management of Granite City Food & Brewery Ltd. believe it is in the best interest of the Company’s shareholders for officers, employees and certain other persons to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, strengthen its retention capabilities, enhance the long-term performance of the Company to vest in Participants a proprietary interest in the success of the Company and to provide certain “performance-based compensation” within the meaning of Section l62(m)(4)(C) of the Code.

2.             Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)           “Affiliate” shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

(b)           “Award” shall mean an Option, SAR, Restricted Stock Award or Restricted Stock Units, Stock Bonus, Cash Bonus, Performance Awards, Warrant, Dividend Equivalent or other equity-based award granted pursuant to the terms of the Plan.

(c)           “Award Agreement” shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(d)           “Beneficiary” shall mean upon the employee’s death, the employee’s successors, heirs, executors and administrators, as the case may be.

(e)           “Board of Directors” or “Board” shall mean the Board of Directors of Granite City Food & Brewery Ltd.

(f)            “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 11 hereof.

(g)           “Cause” shall mean (1) the Participant’s violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Participant that materially and adversely affects the Company; (3) the Participant’s failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Participant of a felony involving moral turpitude.

(h)           “Change in Control” except as provided in an Award Agreement, Change in Control shall mean the occurrence of any one of the following events:

(1)           an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50% or more of either:

(i)            the then outstanding Stock; or

(ii)           the combined voting power of the Company’s outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

(A)          any acquisition directly from the Company;

(B)           any acquisition by the Company or a Subsidiary;

(C)           any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

(D)          any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

(2)           individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”), cease to constitute at least a majority of the Board.  Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(3)           approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company’s Stock and other voting securities either legally or beneficially; or

(4)           the sale, transfer or other disposition of all substantially all of the Company’s assets; or

(5)           a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

A “Change in Control” shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

(i)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)            “Committee” shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.  Each member of the Committee shall be an “independent director” as determined in the Nasdaq Marketplace Rules or the rules or regulations of any exchange on which Company Stock is traded, or any other applicable law or regulation.

(k)           “Company” shall mean Granite City Food & Brewery Ltd. or any successor thereto.  References to the Company also shall include the Company’s Affiliates unless the context clearly indicates otherwise.

(l)            “Company Stock” or “Stock” shall mean the common stock of the Company.

(m)          “Disability” shall mean the existence of a physical or mental condition that qualifies for a benefit under the long-term disability plan sponsored by the Company which applies to the Participant.  The existence of a Disability shall be determined by the Committee.

(n)           “Dividend Equivalents” means any right granted under Section 13.

(o)           “Eligible Individual” shall mean (1) any common law employee, prospective employee, or officer of the Company, (2) members of the Company’s Board, (3) consultants and advisors to the Company, and (4) employees of any Related Company or business partner of the Company.  All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company.  In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company’s Stock.  An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or any Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

(p)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)           “Fair Market Value” shall mean, with respect to a share of Company Stock on an applicable date:

(1)           If the principal market for the Company Stock (the “Market”) is a national securities exchange or The Nasdaq Stock Market, the closing sale price reported on the date of the Award or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotations are made on such date, then on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business or trading days preceding the applicable date; or

(2)           In the event that paragraph (1) above does not apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

(r)                                    “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(s)                                  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(t)                                    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option that is granted by the Committee pursuant to Section 6 hereof.

(u)                                 “Participant” shall mean an Eligible Individual who receives or is designated to be granted one or more Awards under the Plan.

(v)                                 “Performance Award” shall mean a right granted to an Eligible Individual pursuant to Section 12 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals (each a “Performance Measure”).  A Performance Award shall be evidenced by an agreement, the “Performance Award Agreement,” executed by the Participant and the Company.

(w)                               “Performance Measures” shall mean any one or more of the following performance measures or criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award within the time period prescribed by Section 162(m) of the Code and related regulations: (i) specified levels of or increases in the Company’s or the Related Company’s return on equity, (ii) earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) store-level income from operations before pre-opening, general and administrative expenses, depreciation, amortization, interest and tax expense, (viii) economic value added, (ix) earnings before interest and taxes, (x) sales growth, (xi) gross margin, (xii) return on investment, (xiii) increase in the Fair Market Value of the Stock, (xiv) share price (including, but not limited to, growth measures and total shareholder return), (xv) net operating profit, (xvi) cash flow (including, but not limited to, operating cash flow and adjusted operating cash flow), (xvii) return on investments (which equals net cash flow divided by total capital), (xviii) internal rate of return, or (xix) increase in net present value or expense targets.

Except in the case of such an Award intended to qualify under Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(x)                                   “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(y)                                 “Plan” shall mean this Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan, as it may be amended from time to time.

(z)                                   “Related Company” shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.  A Related Company includes a Subsidiary of the Company and an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

(aa)                            “Restricted Stock Award” shall mean an award of Stock granted to an Eligible Individual pursuant to Section 9 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 9.

(bb)                          “Restricted Stock Unit” shall mean any award of the right to receive Restricted Stock or a cash payment equal to the Fair Market Value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award Agreement.

(cc)                            “SAR” or “Stock Appreciation Right” shall mean the right to receive in whole or in part in cash or whole shares of common stock, the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 7 hereof and subject to the terms and conditions contained therein.

(dd)                          “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ee)                            “Stock Bonus” shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 10 hereof.

(ff)                                “Subsidiary” shall mean a company (whether a company, partnership, joint venture or other form of entity) in which the Company, or a company in which the Company owns a majority of the shares of capital stock directly or indirectly, owns an equity interest of fifty percent (50%) or more, and shall have the same meaning as the term “Subsidiary Company” as defined in Section 424(f) of the Code.

(gg)                          “Vesting Date” shall mean the date established by the Committee on which a Participant has the ability to acquire all or a portion of a grant of an Option or other Award, or the date upon which the restriction on a Restricted Stock or Restricted Stock Units grant shall lapse.

(hh)                          “Warrant” shall mean any right granted under Section 8 of the Plan.

3.                                      Stock Subject to the Plan

(a)                                  Plan Limit.  Subject to adjustment as provided in Section 15 hereof and for annual increases as herein provided, the maximum number of shares of Company Stock reserved under the Plan for which the Committee may grant Awards hereunder shall not exceed 1,125,000.  The maximum number of Incentive Stock Options that may be awarded out of the 1,125,000 shares so reserved shall be 1,125,000.  The number of shares of Stock so reserved for issuance shall be subject to the following adjustment:  on January 1st of each calendar year, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by 150,000 shares, any of which may, as directed by the Committee, be awarded as Incentive Stock Options.

The grant of an Award shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan, except to the extent shares of common stock are issuable pursuant thereto.  Shares subject to Awards granted under the Plan shall count against the foregoing limits at the time they are granted but shall again become available for grant under the Plan as follows:

(1)                                  To the extent that any Options, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Options, such shares shall again be available for grant under the Plan;

(2)                                  To the extent that any Warrants, together with any related rights granted under the Plan, terminate, expire or are cancelled without having exercised the shares covered by such Warrants, such shares shall again be available for grant under the Plan;

(3)                                  To the extent any shares of Restricted Stock or Restricted Stock Units or any shares of Company Stock granted as a Stock Bonus are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan; and

(4)                                  To the extent any shares are issued upon the exercise of an Award by the surrender or tender of previously acquired shares, surrendered or tendered shares shall be available for grant under the Plan.

Shares of Company Stock issued under the Plan may be either newly issued shares or reacquired shares, at the discretion of the Committee.

(b)                                 Individual Limit on Performance Awards.

Subject to adjustment as provided in Section 15 hereof, for Awards that are intended to be Performance Awards, the Committee shall not in any calendar year grant Awards hereunder to any individual Participant with respect to more than 25,000 shares of Company Stock.  Such Awards may be made up entirely of any one type of Award or any combination of types of Awards available under the Plan, in the Committee’s sole discretion.

4.                                      Administration of the Plan

(a)                                  The Plan shall be administered by the Committee.  Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(1)                                  to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(2)                                  to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards;

(3)                                  to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may, but need not, be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(4)                                  to establish or verify the extent of satisfaction of any Performance Measures or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(5)                                  to prescribe and amend the terms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(6)                                  to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(7)                                  to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(8)                                  without amending the Plan, to grant Awards to Eligible Individuals who are foreign nationals performing services for the Company outside of the United States, if any, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, ratify or make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees; and

(9)                                  to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Company intends that the most substantial number of Awards granted under the Plan to Eligible Individuals whom the Committee believes will be “covered employees” under Section 162(m)(3) of the Code will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(b)                                 The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

(c)                                  All decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all Participants.  The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

(d)                                 The Committee may, without amendment to the Plan:

(1)                                  accelerate the date on which any Option, SAR, Performance Award, Warrant or Stock Bonus granted under the Plan becomes exercisable, or otherwise adjust any of the terms of an Award (except that no such adjustment shall, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award unless the Committee determines that such adjustment is necessary or appropriate to prevent such Award from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code);

(2)                                  subject to Section 14, waive any condition of an Award, or otherwise adjust any of the terms of such Award; provided, however, that (A) other than in connection with a change in the Company’s capitalization as described in Section 15, the exercise price of any Option, SAR or other form of Award may not be reduced without approval of the Company’s shareholders; and (B) the amount payable to a covered employee with respect to a qualified performance-based Award may not be adjusted upwards and the Committee may not waive or alter Performance Measures associated with an Award in a manner that would violate Section 162(m) of the Code; or

(3)                                  as to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of a performance period, may revise the Performance Measures and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, any Subsidiary, division, Affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Measures unfair to the Company or a Participant unless a revision is made.  Notwithstanding the forgoing provisions of this Section 4(d), neither the Committee nor the Board may, except for adjustments pursuant to Section 15, or as a result of a Change in Control, materially amend a Restricted Stock or Restricted Stock Unit Award, including an acceleration or waiver of a restriction thereof.

(e)                                  The Committee may determine whether an authorized leave of absence, change in status, or absence in military or government service, shall constitute termination of employment, subject to applicable law.

(f)                                    No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.                                      Eligible Individuals

The persons who shall be eligible to receive Awards pursuant to the Plan shall be those Eligible Individuals defined in Section 2(o) who are designated by the Committee, provided that only employees are eligible to be granted Incentive Stock Options.

6.                                      Options

The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price (defined below) established by the Committee.  Any Option awarded to Participants under this Section 6 may be either Non-Qualified Stock Options or Incentive Stock Options, as determined in the discretion of the Committee.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.  Subject to the following provisions, Options awarded under the

Plan shall be in such form and shall have such terms as the Committee may determine and specify in an Award Agreement entered into between the Participant and the Company.

(a)                                  Exercise of an Option.  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event shall any fraction of a share of Stock be issued upon the exercise of an Option.  An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

(b)                                 Exercise Price.  The Exercise Price of an Option granted under this Section 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date of the Option is granted (or, if greater, par value of a share of stock).  Notwithstanding the foregoing, any Incentive Stock Option granted to any shareholder owning 10% or more of the Company’s Stock must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

(c)                                  Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(1)                                  Subject to the following provisions of this Subsection 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

(2)                                  Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award Agreement, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Participant or subject to Awards hereunder (so-called “cashless” or “immaculate” exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing.  If the Company determines that an Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of an Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award.  In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(3)                                  A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d)                                 Settlement of Option.  Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Award Agreement.

(e)                                  Vesting.  Participants shall vest in all Options in accordance with the terms and conditions of the Award Agreement entered into by and between the Participant and the Company.  The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(f)                                    Option Term.  The term of each Option shall be fixed by the Committee.  In the event that the Plan is terminated pursuant to terms and conditions of Section 21, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no Incentive Stock Option may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

(g)                                 Termination of Employment.  Following the termination of a Participant’s employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement.  The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

(h)                                 Incentive Stock Options.  Incentive Stock Option grants may only be awarded to employees of the Company, a “parent corporation,” or a “subsidiary corporation” as those terms are defined in Sections 424(e) and 424(f) of the Code.  In order for an employee to be eligible to receive an Incentive Stock Option Award, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. No Incentive Stock Option shall:

(1)                                  have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the Award,

(2)                                  be exercisable more than ten (10) years after the date of the Award,

(3)                                  be awarded more than ten (10) years after the Effective Date of this Plan, or, if earlier, the date the Plan was approved by the shareholders,

No Incentive Stock Option awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its “parent corporation” or any “subsidiary corporation” shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the Award or (ii) be exercisable more than five (5) years after the date of the Award.  No Incentive Stock Option shall be transferable other than by will and the laws of descent and distribution.  To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to Incentive Stock Options are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(i)                                     Early Exercise.  The Option may, but need not, include a provision whereby the Participant may elect, at any time prior to his or her termination of employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

7.                                      Stock Appreciation Rights (SARs)

The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.  SARs shall comply with and be subject to the following terms and conditions:

(a)                                  Exercise Price.  The exercise price of any SAR granted under the Plan shall be determined by the Committee at the time of the grant of such SAR, which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such SAR is granted.

(b)                                 Benefit Upon Exercise.

(1)                                  The exercise of a SAR with respect to any number of shares of Company Stock shall entitle a Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR.  Payment may be made in whole or in part in cash, whole shares of the Company’s common stock, or a combination of cash and stock.

(2)                                  All payments under this Section 7(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise of the SAR.

(c)                                  Term and Exercise of SARs.

(1)                                  Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years from the date such SAR was granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

(2)                                  Each SAR may be exercised in whole or in part; provided, however, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000.  The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.  Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 7(b) hereof.

(3)                                  A SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise.  Such notice shall be accompanied by the applicable Award Agreement evidencing the SAR, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the SAR shall be returned to him.

8.                                      Warrants

The Committee may grant Warrants pursuant to the Plan.  Each Warrant shall be evidenced by an Award Agreement in such form and including such terms as the Committee shall from time to time approve.  Except as otherwise provided in the Plan, Warrants shall comply with and be subject to the following terms and conditions:

(a)                                  Identification of Warrants.  Each Warrant granted under the Plan shall be identified as such in the applicable Award Agreement.

(b)                                 Exercise Price.  The exercise price-per-share of any Warrant granted under the Plan shall be such price as the Committee shall determine which shall not be less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Warrant is granted, except as permitted in connection with the issuance of Warrants in a transaction to which Section 424(a) of the Code applies.

(c)                                  Term and Exercise of Warrants.

(1)                                  The term of any Warrant granted under the Plan shall be such term as the Committee shall determine which shall not be more than ten (10) years from the date such Warrant was granted; provided, however, that each Warrant shall be subject to earlier termination, expiration or cancellation as otherwise provided in the Plan.

(2)                                  Each Warrant shall be exercisable in whole or in part; provided, however, that no partial exercise of a Warrant shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Warrant or the entire portion of the Warrant that is then exercisable.  The partial exercise of a Warrant shall not cause the expiration, termination or cancellation of the remaining portion thereof.  Upon the partial exercise of a Warrant, the Award Agreement evidencing such Warrant shall be returned to the Participant exercising such Warrant together with the delivery of the certificates described in Section 8(c)(4) hereof.

(3)                                  A Warrant shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise, and by paying the Company the full purchase price of the shares to be acquired upon exercise of the Warrant in the manner provided in Section 14(i).  Such notice shall be accompanied by the Award Agreement or Agreements evidencing the Warrant and shall specify the number of shares of Company Stock with respect to which the Warrant is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement or Agreements shall be returned to him.

(4)                                  Certificates for shares of Company Stock purchased upon the exercise of a Warrant shall be issued in the name of the Participant or his or her Beneficiary (or permitted transferee), as the case may be, and delivered to the Participant or his or her

Beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Warrant is exercised.

9.                                      Restricted Stock or Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan, and may provide that a portion of a Participant’s compensation may be granted in the form of Restricted Stock or Restricted Stock Units.  Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve.  Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions.

(a)                                  Issue Date and Vesting Date; Minimum Restriction Period.  At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee shall establish the date of issuance and vesting with respect to such shares or Awards.  In the case of Restricted Stock Units, no shares of Company Stock shall be issued when the Restricted Stock Award is granted, but rather upon the lapse of restrictions and the restricted period, at which time, shares of Company Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units.

(b)                                 Conditions to Vesting.  At the time of the grant of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions and conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units, as it, in its absolute discretion, deems appropriate.  By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures including, but not limited to the period of active service as the Committee may specify at the time of the grant.

(c)                                  Restrictions on Transfer Prior to Vesting.  Prior to the vesting of Restricted Stock or Restricted Stock Units, no transfer of a Participant’s rights with respect to such shares or units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such shares or units, but immediately upon any attempt to transfer such rights, such shares or units, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)                                 Certificates.  Restricted Stock issued prior to the Vesting Date may be certificated or uncertificated, as determined by the Committee.

(1)                                  Except as otherwise provided in this Section 9 hereof, reasonably promptly after the date identified in the Award Agreement for issuance of certificated shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Granite City Food & Brewery Ltd.  A copy of the Plan and Award Agreement is on file in the office of the Secretary of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of the Award Agreement.

(2)                                  Each certificate issued pursuant to Section 9(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company (which custodian may be the Company).  The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e)                                  Consequences Upon Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) hereof shall cease to apply to such share.  Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares (whether certificated or uncertificated) were granted, a certificate evidencing such share, free of the legend set forth in Section 9(d)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(d) hereof.

(f)                                    Failure to Vest.  Except as may be provided by the Committee, in the event of a Participant’s termination of employment or relationship with the Company prior to all of his Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to the deadline for the satisfaction of such conditions as set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the Participant or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, be paid to the Participant.

(g)                                 Voting Rights and Dividends.  Participants shall have the right to vote and receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.  Whenever such voting rights are to be exercised, the Company shall provide the Participant with the same notices and other materials as are provided to other holders of the Stock, and the Participant shall be provided adequate opportunity to review the notices and material and vote the Restricted Stock allocated to him or her.  Any dividends authorized by the Company to be paid to the Participant during the period the restriction is enforced, will be subject to the same restrictions as the underlying shares upon which the dividend is declared.

(h)                                 Waiver of Restrictions.  With the exception of Performance Measures contained in any Award intended to constitute qualified performance-based compensation within the meaning of Code Section 162(m), the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant’s Restricted Stock.

10.                               Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the limit set forth in Section 3 hereof.  A Stock Bonus shall be in lieu of all or a portion of a Participant’s salary or bonus and shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus.  By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such Performance Measures as the Committee may specify at the time of the grant.  Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.  Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Company Stock in the future.

11.                               Cash Bonuses

The Committee may provide for a Cash Bonus to be made by the Company to a Participant with respect to one or more Awards granted under the Plan.  The Cash Bonus shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Participant is taxed at the maximum tax rate applicable to such income.  The Cash Bonus shall be paid solely in cash.  No Participant shall be granted a Cash Bonus in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Participant in such fiscal year.  The terms and conditions of a Cash Bonus shall be set forth in an Award Agreement entered into between the Company and the Participant.

12.                               Performance Awards

The Committee may grant Performance Awards payable in cash or stock which may be earned based upon achievement of Performance Measures.  With respect to each such award, the Committee shall establish a performance period over which achievement of Performance Measures shall be determined and Performance Measures to be met or exceeded.  Such standards shall be established at the time of such award and set forth in the Award Agreement.

(a)                                  Performance Awards.  Each Performance Award shall have a maximum value established by the Committee at the time of such award.

(b)                                 Performance Measures.  Performance Awards shall be awarded to an Eligible Individual contingent upon future performance of the Company and/or the Company’s subsidiary, division or department in which such person is employed over the performance period.  The Committee shall establish the Performance Measures applicable to such performance.

(c)                                  Award Criteria.  In determining the value of Performance Awards, the Committee shall take into account an Eligible Individual’s responsibility level, performance, potential, cash compensation level, unexercised Options, other incentive awards and such other considerations as it deems appropriate.  Notwithstanding the preceding sentence, to the extent necessary for a Performance Award payable in cash to be qualified performance-based compensation under Section 162(m) of the Code and the rules and regulations thereunder, the maximum amount that may be paid under all such Performance Awards to any one Participant during any calendar year shall be $750,000.

(d)                                 Payment.  Following the end of each performance period, the Participant holding each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined by the Committee.  Payment of Performance Awards may be made wholly in cash, wholly in shares of common stock or a combination thereof, all at the discretion of the Committee.  Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose in the Award Agreement.  Notwithstanding anything contained herein to the contrary, in the case of a Performance Award intended to be qualified performance-based compensation under Section 162(m) and the rules and regulations thereunder, no payment shall be made under any such Performance Award until the Committee certifies in writing that the Performance Measures for the performance period have in fact been achieved.

(e)                                  Other Terms and Conditions.  When a Performance Award is payable in installments in common stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Participant representing shares of common stock which would have been issuable to the Participant if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Participant, and during the period until such installment becomes due such Participant shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such common stock and all other shareholder rights (in each case unless otherwise provided in the Award Agreement evidencing the Performance Award), with the exception that (i) the Participant shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Company shall retain custody of any stock certificates until such time and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such common stock until such time.  A distribution with respect to shares of common stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made, unless otherwise determined by the Committee.

(f)                                    Performance Award Agreements.  Each Performance Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

13.                               Dividend Equivalents and Other Equity-Based Awards

The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the Committee.  Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions as the Committee shall, in its sole discretion determine, subject to the provisions of the Plan.  Awards may entail the transfer of actual shares of Company Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

14.                               Other Provisions Applicable to Awards.

(a)                                  Change in Control.

(1)                                  Acceleration of Vesting.  Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i)                                     Any Options, Stock Appreciation Rights and Warrants outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)                                  The restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii)                               All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares, as determined by the Committee, as promptly as is practicable.

(iv)                              All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (A) all Awards are assumed by a surviving corporation or its parent, or (B) the surviving corporation or its parent substitutes awards with substantially the same terms for such Awards.

(2)                                  Cash Payment for Options.  If a Change in Control of the Company occurs and either (A) all Awards are not assumed by a surviving corporation or its parent or (B) the surviving corporation or its parent does not substitute awards with substantially the same terms for such Awards, then the Committee, if approved by the Committee in its sole discretion either in an Award Agreement issued at the time of the grant or at any time after the grant of an Award, and without the consent of any Participant affected thereby, may determine that:

(i)                                     some or all Participants holding outstanding Awards will receive, with respect to some or all of the shares of Company Stock subject to such Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Awards; and

(ii)                                  with respect to any granted and outstanding Award, the Fair Market Value of the shares of Company Stock underlying such Award is less than or equal to the exercise price per share of such Award as of the effective date of the applicable Change in Control and the Award, therefore, shall terminate as of the effective date of the applicable Change in Control.

If the Committee makes a determination as set forth in subparagraph (i) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate as to such shares and the Participants formerly holding such Awards will only have the right to receive such cash payment(s).  If the Committee makes a determination as set forth in subparagraph (ii) of this subsection (2), then as of the effective date of any such Change in Control of the Company such Awards will terminate, become void and expire as to all unexercised shares of Company Stock subject to such Awards on such date, and the Participants formerly holding such Awards will have no further rights with respect to such Awards.

(3)                                  Limitation on Change in Control Payments.  Any limitations on payments made due to a Change in Control shall be set forth in the Award Agreement.

(b)                                 Suspension or Cancellation for Cause.  If the Committee reasonably believes that a Participant has committed an act of misconduct which the Committee determines may constitute Cause, it may suspend the Participant’s right to exercise any rights under an Award pending a determination by the Committee.  If the employment of a Participant is terminated by the Company for Cause, then the Committee shall have the right to cancel any Awards granted to the Participant, whether or not vested, under the Plan.  Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity.  Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties.  If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause.  A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(c)                                  Right of Recapture.  If at any time within one year after the date on which a Participant exercises rights under an Award, or if income is realized by a Participant in connection with any other stock-based award (each of which events shall be a “realization event”), if the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (i) results in the Participant’s termination or deemed termination of employment for Cause or (ii) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interest of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Company Stock.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(d)                                 Forfeiture for Financial Reporting Misconduct.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or if the Participant is subject to automatic forfeiture under Section 304 of the Sarbanes — Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award, and the income realized by a Participant in connection with any other stock based award, earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (which ever just occurred) of the financial document embodying such financial reporting requirement.

(e)                                  Consideration of Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(f)                                    Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(g)                                 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)                                 No Fractional Shares.  No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of a fractional share, or whether fractional rights shall be cancelled or otherwise eliminated.

(i)                                     Forms of Payment Under Awards.  Subject to the terms of the Plan and Code Section 409A, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, in each case in accordance with rules of the Committee.

Except as provided herein, the purchase price of each share of Stock purchased by a Participant or Beneficiary upon the exercise of any Award requiring payment shall be paid: (i) in United States Dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; (iii) at the discretion of the Committee, by a combination of both (i) and (ii) above; or (iv) by such other method as may be permitted in the written stock option Award Agreement between the Company and the Participant.

(j)                                     Limits on Transfer of Awards.  No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder; provided, however, that, if so determined by the Committee, a Participant may, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Any Award which is transferred pursuant to a qualified domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan.  Except as otherwise provided in any applicable Award Agreement or amendment thereto, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(k)                                  Term of Awards.  The term of each Award shall be for such periods as may be determined by the Committee at the time of grant but in no event shall any Incentive Stock Option have a term of more than 10 years.

15.                               Adjustment Upon Changes in Company Stock

(a)                                  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other similar corporate transaction or event affecting shares of the Company will result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, Warrant or the availability of any Stock Appreciation Rights, if any, contained in any Award, and any Change in Control or similar provisions of any Award), the Committee shall adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(b)                                 Outstanding Restricted Stock.  Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, which has passed its issuance date but has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, not involving a Change in Control, shall not vest until such share of Restricted Stock vests in accordance with a Participant’s Award Agreement, and shall be promptly deposited with the custodian designated pursuant to Paragraph 9(f)(2) hereof.

16.                               Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option, Warrant or Restricted Stock Unit granted pursuant to the Plan until the date that the Participant becomes the registered owner of such shares.  Except as otherwise expressly provided in Section 15 hereof, no adjustment to any Option, Warrant or Restricted Stock Unit shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

17.                               No Special Employment Rights; No Right to Award

(a)                                  Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b)                                 No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

18.                               Securities Matters

(a)                                  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)                                 The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Company Stock are traded.

19.                               Compliance with Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule l6b-3.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule l6b-3, as determined by the Committee.  The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule l6b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

20.                               Tax Matters

(a)                                  Withholding.  To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any issuance, exercise or vesting of an Award, or any disposition of shares of Company Stock.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.  To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to a Participant under such Award or by tendering a Participant’s previously acquired shares.

(b)                                 Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(c)                                  Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.                               Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

(a)                                  Amendment or Termination of the Plan.  The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would (i) increase the number of shares that may be issued under the Plan; (ii) permit granting of Options at less than the market price of Company Stock; (iii) permit the repricing of outstanding Options; (iv) amend the maximum shares set forth that may be granted as Options, Stock Appreciation Rights, Warrants, Restricted Stock or Restricted Stock Units or Stock Bonus to any Participant; (v) extend the term of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) otherwise implement any amendment required to be approved by shareholders under the rules of any applicable stock exchange or NASDAQ Marketplace Rules.  Additionally, in the absence of written consent of the affected Participant, no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, provided that adjustments made pursuant to Section 15(a) hereof shall not be subject to the foregoing limitations of this Section 21.

(b)                                 Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

22.                               No Obligation to Exercise

The grant to a Participant of an Option, Warrant, SAR, Performance Award or other equity-based Awards shall impose no obligation upon such Participant to exercise such Award.

23.                               Transfers Upon Death

No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

24.                               Expenses and Receipts

The expenses related to administering the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

25.                               Limitations Imposed By Section 162(m)

Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(a)                                  With respect to Options, SARs, Warrants or Restricted Stock Units, the Committee may delay the payment in respect to such Options, SARs, Warrants or Restricted Stock Units until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control.  In the event that a Participant exercises an Option, SAR or Warrant at a time when the Participant is a “covered employee,” and the Committee determines to delay the payment in respect of such any Award, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book-entry account established in the Participant’s name in the financial records of the Company.  The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such account as it may determine in its sole discretion.  Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

(b)                                 With respect to Restricted Stock or Restricted Stock Units and Stock Bonuses, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock or Restricted Stock Units and Stock Bonuses in order to cancel the Awards of such Restricted Stock or Restricted Stock Units and Stock Bonuses (and any related Cash Bonuses).  In exchange for such cancellation, the Committee shall credit to a book-entry account established in the Participant’s name in the financial records of the Company a cash amount equal to the Fair Market Value of the shares of Company Stock subject to such awards.  The amount credited to such account shall be paid to the Participant within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control.  The Participant shall have no rights in respect of such account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such account as it may determine in its sole discretion.  Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

26.                               Compliance with Section 409A of the Code

Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Code Section 409A(9)(1)(B) on a Participant holding such Award.

27.                               Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or Award Agreement, unless such failure is remedied by such Participant (or a beneficiary or permitted transferee) within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

28.                               Effective Date of Plan

The Plan, as initially adopted, became effective on February 27, 2002 (the “Effective Date”), and the Plan, as amended and restated, shall be effective subject to approval by the shareholders of the Company.

29.                               Severability of Provisions

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

30.                               Applicable Law

Except to the extent preempted by any applicable law, the Plan will be construed and administered in accordance with the laws of the State of Minnesota, without reference to the principles of conflicts of law.

31.                               No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS
August 25, 2010
3:00 p.m.

BRIGGS AND MORGAN, P.A.
80 South Eighth Street, Suite 2200
Minneapolis, Minnesota 55402

Granite City Food & Brewery Ltd.	proxy
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated July 21, 2010, and hereby appoints Steven J. Wagenheim and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at Briggs and Morgan, P.A., 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on August 25, 2010, at 3:00 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here

1.	To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified.

	01 Steven J. Wagenheim	☐	FOR all nominees listed at left (except as marked to the contrary below)			☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
02 Joel C. Longtin
03 Donald A. Dunham, Jr.
04 Charles J. Hey
05 Milton D. Avery
06 Brian K. Gramm
07 David A. Timpe

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the amendment to our Articles of Incorporation, as amended.		☐	For	☐	Against	☐	Abstain

3.	To approve the amendment to our Amended and Restated Equity Incentive Plan.		☐	For	☐	Against	☐	Abstain

4.	To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 28, 2010.		☐	For	☐	Against	☐	Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR  PROPOSALS 1, 2, 3 AND 4.  ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.			Dated: , 2010

Address change? Mark Box ☐ Indicate changes below:

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.